As Filed with the Securities and Exchange Commission on May 24, 2001

                                            Registration Statement No. 333-36964
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                         POST-EFFECTIVE AMENDMENT NO. 2
                                 TO FORM SB-2/A
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                          MOUNTAIN STATES CAPITAL, INC.
                 (Name of small business issuer in its charger)

           ARIZONA                        6141                  86-0859332
(State or other jurisdiction        (Primary Standard         (I.R.S Employer
     of incorporation or       Industrial Classification  Identification Number)
       organization)                  Code Number)

           1407 E. THOMAS ROAD, PHOENIX, ARIZONA 85014 (602) 954-4000 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                      KIM COLLINS, CHIEF EXECUTIVE OFFICER
                          MOUNTAIN STATES CAPITAL, INC.
           1407 E. THOMAS ROAD, PHOENIX, ARIZONA 85014, (602) 954-4000
            (Name, Address, including zip code, and telephone number,
                   including area code, of agent for service)

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: Not applicable.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis according to Rule 415 under the Securities act of 1933, check the following box. [X]

     If this form is filed to register additional securities for an offering according to Rule 462(b) under the Securities act, check the following box and list the Securities act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed according to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made according to Rule 434, check the following box. [ ]

================================================================================

PROSPECTUS

                                     [LOGO]


                          MOUNTAIN STATES CAPITAL, INC.

             $10,000,000 AGGREGATE PRINCIPAL AMOUNT OF 18% 12-MONTH
                    UNSECURED NEWLY ISSUED PROMISSORY NOTES

     Mountain States Capital, Inc. is offering to sell up to $10,000,000 aggregate principal amount of new notes at their face amount.

     THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 4 FOR A DISCUSSION OF FACTORS YOU SHOULD CONSIDER BEFORE PURCHASING ANY OF THE NEW NOTES.


     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                                                   PROCEEDS TO
THE NEW NOTES OFFERING   PRICE TO PUBLIC   MAXIMUM COMMISSIONS   MOUNTAIN STATES
----------------------   ---------------   -------------------   ---------------
Minimum Per New Note       $     5,000          $    300            $    4,700
Total Maximum              $10,000,000          $476,450            $9,523,550


     Heritage West Securities, Inc., a registered broker-dealer which is the lead underwriter, is making this offering of new notes on a best efforts basis.

    The new notes offering will terminate no later than March 1, 2002.

                The date of this prospectus is _______.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Prospectus Summary........................................................     1
Summary of Financial Information..........................................     2
Risk Factors..............................................................     3
Forward-Looking Statements................................................     5
Rescission Offer and Pre-Existing Outstanding Notes.......................     5
State Law Matters.........................................................     6
Use of Proceeds...........................................................     7
Selected Financial Data...................................................    10
Management's Discussion and Analysis of Financial Condition
 and Results of Operations................................................    14
Business .................................................................    20
Management................................................................    27
Certain Relationships and Related Transactions............................    29
Security Ownership of Beneficial Owners and Management....................    29
Description of Securities - The New Notes.................................    31
Description of The Indenture..............................................    33
Description of Securities - Pre-Existing Notes............................    35
Description of Securities - Common and Preferred Stock....................    37
Material Federal Income Tax Consequences..................................    38
Plan of Distribution......................................................    43
Legal Matters.............................................................    45
Experts...................................................................    45
Available Information.....................................................    46
General Index to Financial Statements.....................................   F-1

                               PROSPECTUS SUMMARY

     TO UNDERSTAND THIS OFFERING FULLY, YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE RISK FACTORS, FINANCIAL STATEMENTS AND THE NOTES TO THE FINANCIAL STATEMENTS.

MOUNTAIN STATES CAPITAL, INC.


     Mountain States was incorporated in the State of Arizona on March 13, 1997. Mountain States is in the business of providing "floor planning" for independent automobile dealers. Floor planning is a type of short-term inventory financing that offers to independent pre-owned automobile dealers a ready, flexible and reliable source of funds to purchase automobiles for their inventory. Mountain States is presently concentrating its activities in the States of Arizona and Texas. Mountain States also offers additional floor plan financing through its SourceOne program, which provides a lower cost floor plan program to independent automobile dealers in order to compete with national floor planning competitors.


NEW NOTES OFFERING


     Mountain States desires to raise additional capital at this time because it wants to increase its floor plan financing volume. Mountain States is engaging Heritage West Securities, Inc., a registered broker-dealer, as the lead underwriter for the new notes offering. Heritage West will be paid for the new notes offering on a commission basis, as reflected in the Plan of Distribution section of this prospectus.


     The new notes are unsecured promissory notes of Mountain States with the following features:

     *    18% per year, or 1.5% per month

     *    12-month term

     *    $5,000 minimum face value

     *    Two interest payment options:

          *    paid in arrears on a monthly basis; and

          * compounded monthly and paid in full on the maturity date of the new note.

     *    Redeemable by Mountain States at any time

     * Issued under an indenture, which means there will be an independent trustee, U.S. Bank Trust National Association, to take actions on behalf of holders of the new notes


     *    Redeemable by note holders on 90 days' notice

                          SUMMARY FINANCIAL INFORMATION


     The summary financial information presented below for the fiscal years ended December 31, 1997, 1998, 1999 and 2000, has been derived from Mountain States' financial statements, which have been audited by Clancy and Co. P.L.L.C., independent public accountants. The financial information regarding the periods ended March 31, 2000 and 2001 has not been audited. This financial data does not provide all of the financial information contained in Mountain States' financial statements and related notes contained elsewhere in this prospectus. Therefore, this financial data should be read in conjunction with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of this prospectus and Mountain States' financial statements and related notes included elsewhere in this prospectus.

                                               YEAR ENDED DECEMBER 31,                       THREE MONTHS
                            ---------------------------------------------------------------      ENDED
                              1997      1998       1999       2000      2000        2001       MARCH 31,
                            -------    ------     ------     ------   -------     --------    -----------
                                                                                 (Unaudited)  (Unaudited)
INCOME STATEMENT DATA:

Total Revenue               $213,320    $907,182    $1,177,161    $ 1,052,898     $ 296,142     $330,823

Total Operating Expenses     103,089     797,474     1,126,973      1,798,903       373,283      309,980

Operating Income (Loss)      110,231     109,708        50,188       (746,005)      (77,141)      20,843

Net Income (Loss)            110,231     109,708        50,188       (793,391)      (95,550)       2,434


                                                   DECEMBER 31,
                                 ---------------------------------------------------      MARCH 31
                                   1997         1998          1999          2000            2001
                                 --------    ----------    ----------    -----------     -----------
                                                                                         (Unaudited)
BALANCE SHEET DATA:

Finance and Notes Receivables    $448,487    $1,369,141    $2,534,897    $ 2,335,349     $ 2,627,974

Total Assets                      561,666     1,735,635     3,301,014      3,343,251       3,533,756

Total Liabilities                 450,435     1,576,013     2,718,961      3,571,313       3,759,384

Total Stockholders' Equity        111,231       159,622       582,053       (228,062)       (225,628)


                                  RISK FACTORS

     You should be aware that purchasing new notes is speculative and risky. Mountain States encourages you to consider carefully the following risk factors and the other cautionary information contained elsewhere in this prospectus.


THE LOSSES REALIZED DURING 2000, PRIMARILY RELATED TO THIS OFFERING, MAY LEAVE MOUNTAIN STATES VULNERABLE TO FINANCIAL AND LEGAL DIFFICULTIES IN THE FUTURE.

     Even though Mountain States showed a small profit for the first quarter of 2001, Mountain States realized significant losses during calendar year 2000 and its net worth has become negative. Management believes that those losses arose primarily from the costs of this offering, the perceived need to maintain large and unproductive reserve balances and the need to redeem a significant amount of outstanding notes. Accordingly, management believes that the losses are not likely to recur to the same level. However, if Mountain States were to realize additional losses in the future, the combined losses could materially adversely affect Mountain States' business and financial condition and its ability to repay the new notes.

     Further, if Mountain States is unable to timely pay principal and interest amounts on all notes as they come due, holders of ten "pre-existing" or "outstanding" notes representing over $190,000 in principal, who did not accept the rescission offer, could then attempt to assert claims against Mountain States relating to possible non-compliance with the securities laws. To the extent those claims are not barred by efforts made by Mountain States to extend rescission offers or by a relevant statute of limitations, and are brought and result in judgments for damages, Mountain States' business, financial condition and results of operation could all be adversely affected. Even if Mountain States is successful in defending those claims under applicable securities laws, their mere assertion could result in costly litigation and significant diversions of effort by management.


MOUNTAIN STATES MAY BE UNABLE TO SERVICE ITS CURRENT AND FUTURE DEBT IF IT CANNOT GENERATE ADEQUATE REVENUES FROM ITS FLOOR PLANNING OPERATIONS BY KEEPING ENOUGH OF ITS CAPITAL LENT TO ITS CUSTOMERS, WHICH WILL REQUIRE MOUNTAIN STATES TO EXPAND ITS CUSTOMER BASE.


     Mountain States has incurred and plans to incur significant debt. After giving effect to this offering and the application of the net proceeds, Mountain States could have outstanding indebtedness in excess of $10,000,000. Mountain States' ability to make scheduled principal and interest payments in respect of, or to refinance, any of its indebtedness (including the new notes), will depend on its ability to generate adequate revenues from its floor planning operations. Mountain States receives more than 18% effective interest on its floor planning loans, and less than 18% interest from its cash accounts at its bank. Therefore, in order to pay the 18% interest due on the new notes, Mountain States will need to keep a vast majority of its capital lent to its floor planning customers. As it receives the proceeds from the new notes offering, Mountain States will have to expand its customer base in order to keep its capital in floor planning loans rather than in its cash accounts. If Mountain States does not expand its customer base fast enough in relation to new note proceeds received, it may not generate enough revenues to service its debt obligations.

THERE IS NO PUBLIC MARKET FOR THE NEW NOTES AND NO MARKET IS LIKELY TO DEVELOP, SO YOU PROBABLY WILL NOT BE ABLE TO RESELL THEM EVEN IF YOU NEED TO DO SO.

     There is no public market for the new notes. It is unlikely that a market will develop due to the limited number of investors. Mountain States does not intend to apply to any stock exchange or inter-dealer trading system to provide for trading of the new notes. Therefore, you probably will not be able to sell your notes.

MOUNTAIN STATES HAS LIMITED OPERATING HISTORY, SO EVALUATION OF COMPANY PERFORMANCE WILL BE DIFFICULT.

     Mountain States' success depends, in part, upon its ability to achieve growth and manage this growth effectively. In formulating its business plan, Mountain States has relied on the judgment of its officers, directors and consultants, and on their research and experience. Mountain States has not planned, conducted or reviewed any independent market studies concerning the demand for Mountain States' services.

     Since its formation, Mountain States has experienced rapid growth which has challenged Mountain States' management, personnel, resources and systems. As part of its business strategy, Mountain States intends to pursue continued growth through its sales and marketing capabilities and marketing alliances. Although Mountain States has expanded its management, personnel, resources and systems to manage future growth, there can be no assurance that Mountain States will be able to maintain or accelerate its growth in the future or manage this growth effectively. Failure to do so could materially adversely affect Mountain States' business, financial condition and its ability to repay the remaining pre-existing notes or the new notes.

THE NEW NOTES GRANT HOLDERS THE RIGHT TO REDEEM UPON 90 DAYS' NOTICE. IF LARGE NUMBERS OF NOTE HOLDERS DECIDE EITHER NOT TO LOAN FUNDS TO MOUNTAIN STATES IN THE FUTURE, OR TO DEMAND EARLY REPAYMENT OF NOTES, MOUNTAIN STATES COULD SUFFER CASH FLOW PROBLEMS WHICH MIGHT PREVENT IT FROM MAKING PAYMENTS ON THE NEW NOTES.

     Mountain States is in large degree dependent upon continued investment by its note holders. Although every note holder in Mountain States' history has received all scheduled principal and interest payments on a timely basis, and all requests for redemption of notes have been timely honored, note holders could decide to exercise their option to redeem their notes. When the notes purchased under this offering mature one year from purchase, they could likewise refuse to purchase other securities Mountain States' might offer to them at that time. If holders of significant note balances decided to redeem their notes on 90 days' notice, or if when large balances of notes mature the holders refused to purchase other securities offered by Mountain States at that time, and Mountain States were unable to replace the funds with funds from other sources, this could have a material adverse effect on Mountain States' cash flow, business and financial condition. Because Mountain States uses funds borrowed from current investors primarily to lend to its customers in floor planning financing, not having future access to those funds may result in a cash flow problem for Mountain States, requiring a reduction in the scope and size of its floor planning activities until it could find alternate sources of funding. Reducing the scope and size of its floor planning activities may result in Mountain States losing customers to its competitors as these customers seek floor planning elsewhere.

SIGNIFICANT DEFAULTS BY DEALER BORROWERS COULD MATERIALLY ADVERSELY AFFECT MOUNTAIN STATES' CASH FLOW AND PROFITS

     Mountain States depends upon loan repayments and interest and fee payments to generate cash flow and profits. If significant amounts of dealer loans were to default during the same time period, resulting in non-payment or significantly delayed payment, this could have a material adverse effect on Mountain States' cash flow, profitability and business and financial condition and upon its ability to repay the new notes. If Mountain States does not provide adequate controls and safeguards, or if Mountain States expands the number of its loans or opens offices in new markets without imposing adequate controls and safeguards, dealer defaults become more likely. In the event of significant contemporaneous defaults, Mountain States could be required to reduce the scope and size of its floor planning activities until it could find alternate sources of funding. Reducing the scope and size of its floor planning activities may result in Mountain States losing customers to its competitors as these customers seek floor planning elsewhere.


                           FORWARD-LOOKING STATEMENTS

     This prospectus, including information incorporated by reference in this prospectus, contains forward-looking statements regarding Mountain States' plans, expectations, estimates and beliefs. Actual results could differ materially from those discussed in, or implied by, these forward-looking statements. When used in this prospectus, the words "anticipate," "believe," "estimate," and other similar expressions generally identify forward-looking statements. Forward-looking statements include, among other things:


     * statements about the competitiveness of the automotive floor planning industry,

     *    potential regulatory obligations,

     *    business strategies, and

     *    other statements that are not historical facts.

               RESCISSION OFFER AND PRE-EXISTING OUTSTANDING NOTES

     Throughout its existence, Mountain States has operated with limited capital, a significant portion of which has been raised by periodic offerings of its promissory notes prior to the commencement of this offering.

     At the time of issuance of these previously-issued "pre-existing notes" or "outstanding notes", Mountain States did not register the promissory notes with either the U.S. Securities and Exchange Commission or the securities authorities of the applicable states. Instead, it relied upon an exemption from the federal registration requirement commonly known as the "commercial paper" exemption, which requires compliance with Section 3(a)(3) of the Securities Act, and similar provisions of applicable state laws.

     To satisfy the requirements of the commercial paper exemption, a promissory note must arise out of a current transaction, or the proceeds must be used for a current transaction, and have a maturity at the time of issuance not exceeding nine months.

     Mountain States complied with both of these requirements, and relied on advice of former legal counsel that this exemption from federal and state securities registration would be available. However, the Commission's published interpretations indicate that the exemption is available only for prime quality commercial paper of a type not ordinarily purchased by the general public and not advertised or offered for sale to the general public. Based on that interpretation, Texas securities regulators alleged that Mountain States conducted the offering and sale of these notes without an available exemption from Texas securities registration requirements. In order to settle the allegation of Texas securities law violations, Mountain States paid a $30,000 fine and consented, without confession of wrongdoing, to an order by the Texas State Securities Board.

     Without admitting wrongdoing, and in an effort to reduce its risk, Mountain States made a "rescission offer" to the holders of the pre-existing notes. Mountain States filed a registration statement with the Commission with respect to the rescission offer. Mountain States offered the holders of an aggregate $2,141,887.19 in principal amount of the notes the election to either (1) receive cash for their notes; or (2) retain their outstanding notes. All but the relatively few Texas note holders were also given the option to apply the cash they would otherwise receive toward the purchase of new notes in cancellation of their previously-outstanding notes.

     Holders of $1,932,552.63 in principal amount of these notes elected to receive new notes in cancellation of their outstanding notes, and holders of $37,434.13 in principal amount were paid cash. Holders of $171,900.43 in principal amount retained their notes. These remaining notes vary in interest rate from 18% to 24% per annum and matured nine months from issuance. The aggregate principal balance of the remaining notes has now increased to about $190,000 due to reinvested interest. All interest with respect to these notes has been paid as of March 31, 2001.

     Mountain States believes that its potential liability under applicable federal securities laws has been eliminated with respect to those security holders who accepted the rescission offer and returned their pre-existing notes in exchange for new notes or for cash(representing the holders of approximately 92% in principal amount of such notes). The Securities and Exchange Commission, however, takes the position that liability under the federal securities laws is not terminated by making a rescission offer. Mountain States believes, however, that acceptance of the rescission offer and receipt by the note holders of the cash or new notes should have the effect of terminating liability to those note holders because the damages element of any claim by such note holders has been eliminated.

     As to those holders of pre-existing notes who affirmatively rejected or failed to respond to the rescission offer (approximately 8% in principal amount), Mountain States' potential liability under the Securities Act may not be completely extinguished. However, Mountain States asserts that these note holders released any claims to recover the purchase price of their notes because of their rejection or inaction. If rejection or failure to respond to the rescission offer does not act as a release of claims, eligible pre-existing note holders who have rejected or failed to respond to the rescission offer would retain any rights of claims they may have under the federal securities laws. Such claims would be contingent upon any defenses Mountain States may have, including the running of the statute of limitations. In general, to sustain a claim based on violations of the registration provisions of the federal securities laws, the claim must be brought within one year after discovery of the violation upon which the claim is based, but in no event more than three years after the occurrence of the violation.


                                STATE LAW MATTERS


     The following is information regarding suitability standards that apply to residents of certain states in which Mountain States intends to proceed with this offering of new notes. If your primary residence is in a state not listed below, please call Mountain States to determine if you are eligible to participate in the offering.

NOTICE TO ARIZONA RESIDENTS


     Arizona residents who purchase new notes must meet the following suitability standards: any natural person with at least (1) a minimum of $150,000, or $200,000 when combined with the person's spouse, in gross income during the prior year and a reasonable expectation that the person will have such income in the current year; or (2) a minimum net worth of $350,000, or $400,000 when combined with that person's spouse, exclusive of home, home furnishings and automobiles, with the investment not exceeding 10% of the net worth of the person, together with the spouse, if applicable.

NOTICE TO CALIFORNIA RESIDENTS

     California residents who purchase new notes must meet the following suitability standards: any natural person with at least (1) a minimum of $150,000, or $200,000 when combined with the person's spouse, in gross income during the prior year and a reasonable expectation that the person will have such income in the current year; or (2) a minimum net worth of $350,000, or $400,000 when combined with that person's spouse, exclusive of home, home furnishings and automobiles, with the investment not exceeding 10% of the net worth of the person, together with the spouse, if applicable.

NOTICE TO OREGON RESIDENTS

     Oregon residents who purchase new notes must meet the following suitability standards: any natural person having (1) an individual net worth, or joint net worth with that person's spouse, at the time of purchase exceeding $1,000,000; or (2) an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and a reasonable expectation of reaching the same income level in the current year.

NOTICE TO TENNESSEE RESIDENTS

     Tennessee residents who purchase new notes must meet the following suitability standards: any natural person having (1) an individual net worth, or joint net worth with that person's spouse, at the time of purchase exceeding $1,000,000; or (2) an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and a reasonable expectation of reaching the same income level in the current year.


                                 USE OF PROCEEDS


     As of April 26, 2001, Mountain States had received approximately $2,740,920 in net proceeds from the new note offering, surpassing the net minimum offering proceeds amount of $2,134,000 that Mountain States had set. Mountain States expects to receive a maximum of $9,523,550 in net proceeds from the offering of new notes.

     The largest portion of the net proceeds to date is attributable to the exchange of previously-outstanding notes for new notes in response to Mountain States' rescission offer. As expected by management, holders of more than 90% in principal amount of the pre-existing notes accepted the rescission offer and directed the application of the cash proceeds otherwise payable toward the purchase of new notes. The actual principal balance of pre-existing notes on November 22, 2000 was $2,141,887.19. By February 14, 2001, when the rescission offer concluded, holders of $1,932,552.63 in aggregate principal amount had elected to apply proceeds to the purchase of new notes; holders of $37,434.13 were paid cash; and holders of $171,900.43 elected to retain their outstanding notes. Accordingly, as of April 26, 2001, an additional $853,447.37 in new notes were purchased separate from the new notes issued in exchange for pre-existing notes.

     Mountain States has paid or will pay commissions of $44,810 for new notes sold as of April 26, 2001, and may pay as much as $476,450 if the maximum amount is raised in this offering. Additional costs, such as legal, accounting, and printing costs of the offering, have been paid to date in the approximate amount of $320,000. Only $20,000 of these costs is reflected in the use of proceeds shown in this section because the remaining $300,000 were paid from other funds before any proceeds were received from this offering. These aggregate offering costs do not include a liability previously accrued in the approximate amount of $75,000 to Mountain States' former general counsel, Quarles & Brady, LLP, which Mountain States has not paid and disputes in its entirety.

     Without taking into account additional note sales from this offering, management believes Mountain States has adequate operating capital to maintain its operations for the next year. The uses to which Mountain States will put the proceeds will vary depending on the amount of capital raised. Management will use the proceeds of this offering of new notes in any manner they conclude is in the best interests of Mountain States. Proceeds of this offering have been spent to date and are tentatively planned for future spending in the approximate priorities that follow:

     * FUNDING THE RESCISSION OFFER. Mountain States has used $1,969,986.76 to fund the rescission offer.

     * COSTS OF ISSUANCE. Approximately $20,000 of the costs associated with this offering have been paid from the proceeds.

     * REPAYMENT OF BRIDGE LOAN. On or about March 31, 2001, $25,000 in corporate funds was used to retire a portion of an outstanding bridge loan. An additional $50,000 of the bridge loan was retired in exchange for the issuance of a new note in the amount of $50,000.

     * REDUCTION IN NEW NOTES. Notes issued pursuant to this offering may be paid off in whole or part by proceeds of subsequent notes. The new notes provide for redemption upon 90 days' notice, and upon such a request, proceeds of subsequent note sales may be used to redeem the prior note. Also, a noteholder may request that a new note be issued in connection with increasing or decreasing a noteholder's investment. As of April 26, 2001, one noteholder submitted a $50,000 note for redemption, thereby reducing the noteholder's investment from $150,000 to $100,000. Management does not presently anticipate a significant amount of early redemptions in the future.

     * RETIREMENT OF REMAINING PRE-EXISTING NOTES. Mountain States intends to repay the pre-existing notes not redeemed in the rescission offer, in the approximate amount of $190,000, with proceeds of the offering, as requested by outstanding note holders, or sooner as funds become available.

     * EXPAND DEALER FUNDING AND FLOOR PLANNING OPPORTUNITIES. Mountain States intends to expand its floor plan operations in Arizona. Proceeds up to the midpoint will be used to provide floor planning to Arizona market dealers utilizing both the Mountain States Program and the SourceOne Program. As funds become available, up to the maximum amount, Mountain States will continue to expand operations in Arizona, focusing primarily on the SourceOne Program.

     * EXPAND MOUNTAIN STATES' BUSINESS INTO OTHER MARKETS, INITIALLY BY INTRODUCING AND SUPPORTING THE SOURCEONE PRODUCT IN THE HOUSTON, TEXAS MARKET. Up to the midpoint, Mountain States will use the proceeds of the offering to begin floor plan lending in Houston using exclusively the SourceOne Program. As additional funds are raised, up to the maximum, Mountain States will continue ongoing growth in Houston and may continue expansion to additional markets, such as Dallas and Denver.

     * GROW MOUNTAIN STATES' INFRASTRUCTURE TO PROVIDE SUPPORT AND CONTROLS FOR THIS EXPANSION. The addition of management and support staff will be necessary to continue Mountain States' growth. A small amount of the proceeds of the new notes offering has been allocated, both up to the midpoint and the maximum, for this expenditure, although management expects most of these infrastructure costs to be paid out of future operating revenues.

     The following table summarizes Mountain States' use of proceeds to date from the offering of new notes, and current intentions with respect to use of proceeds from the estimated midpoint and maximum levels of capital raised in the offering. The table also indicates the priority of the uses of proceeds, with the highest priority at the top of the table and proceeding to the lowest priority use at the bottom of the table. All amounts set forth in the following table are approximate.

                                              PROCEEDS          MIDPOINT NET        MAXIMUM NET
      CATEGORY OF EXPENDITURE               USED TO DATE          PROCEEDS            PROCEEDS
                                            ------------          --------            --------
                                             (estimated)
Use of proceeds in connection with
  rescission offer and retirement
  of outstanding notes                       $1,969,987           $1,969,987        $1,969,987

Costs of issuance                                20,000               20,000            20,000

Repayment of Bridge Loan                         75,000               75,000            75,000

Reduction in New Notes                           50,000               50,000            50,000

Retirement of remaining
  pre-existing notes                         $        0           $  190,000        $  190,000

Additional Mountain States Program
  floor plan financing provided to
  Arizona market dealers                     $  410,159(1)        $  810,000        $1,000,000

Additional SourceOne Program floor
plan financing provided to Arizona
market dealers                               $  125,861(1)        $1,500,000        $3,000,000

Capital provided for company
  infrastructure and controls;
  development and marketing programs;
  geographic expansion                       $        0           $  117,000        $  350,000

SourceOne Program floor plan
  financing provided to Houston,
  Dallas and Denver market dealers           $   89,913(1)        $1,400,248        $2,868,563
                                             ----------           ----------        ----------
TOTAL                                        $2,740,920           $6,132,235        $9,523,550
                                             ==========           ==========        ==========

(1) The figures shown for loans outstanding in the Mountain States and SourceOne Programs in the Arizona and Houston markets represent estimates based on close approximations to the net increases in outstanding loans receivable in each area and program between November 22, 2000 and March 31, 2001

     Less than 10% of the net proceeds of this offering, whether through the repayment of debt or otherwise, will be paid, in the aggregate, to NASD members, affiliates, associated persons or related persons.

                             SELECTED FINANCIAL DATA


     The selected financial data presented below for the fiscal years ended December 31, 1997, 1998, 1999 and 2000, has been derived in part from Mountain States' financial statements, which have been audited by Clancy and Co. P.L.L.C., independent public accountants. Copies of audit reports covering (a) years 2000 and 1999 and (b) years 1999, 1998 and 1997 are included in the financial report section of this prospectus. The selected financial data has also been derived in part from the data compilations for the period ending March 31, 2001, which is unaudited. This financial data does not provide all of the financial information contained in Mountain States' financial statements and related notes contained elsewhere in this prospectus. Therefore, this financial data should be read in conjunction with the "Management's Discussion and Analysis of Financial Condition or Plan of Operation" section of this prospectus and Mountain States' financial statements and related notes included elsewhere in this prospectus.

                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000, THE PERIOD FROM MARCH 13, 1997 (INCEPTION) TO DECEMBER 31, 1997
              AND THREE MONTHS ENDED MARCH 31, 2001 (UNAUDITED)

                                                     PERIOD OR                                THREE MONTHS ENDED
                                              YEAR ENDED DECEMBER 31,                              MARCH 31,
                                -----------------------------------------------------     ---------------------------
                                   1997          1998          1999          2000            2000            2001
                                ----------    ----------    ----------    -----------     -----------     -----------
                                                                                                  (Unaudited)
Revenues
 Finance Fee Income             $  185,459    $  749,503    $  971,350    $   883,815     $   245,306     $   283,485
 Document Fee Income                27,861       157,679       201,618        161,754          49,714          46,220
 Interest Income                                                 4,193          7,329           1,122           1,118
                                ----------    ----------    ----------    -----------     -----------     -----------
Total Revenues                     213,320       907,182     1,177,161      1,052,898         296,142         330,823

Expenses
 Interest Expense                   35,791       343,411       514,370        574,026         136,419         148,723
 Salaries and Fringe
 Benefits                                0       227,240       298,109        366,074          72,817         111,995
 Provision for Loan
 Losses                                  0        50,181             0         95,837               0               0
 Other Operating
 Expenses                           67,298       176,642       314,494        762,966         164,047          49,262
                                ----------    ----------    ----------    -----------     -----------     -----------
Total Expenses                     103,089       797,474     1,126,973      1,798,903         373,283         309,980

Net Income(loss) Before Taxes                                                (746,005)        (77,141)         20,843

Provision (Benefit) For
  Income Taxes                                                                (26,250)              0               0

Net Income(Loss)                                                             (719,755)        (77,141)         20,843

Less: Preferred Dividends                0             0             0        (73,636)        (18,409)        (18,409)
                                ----------    ----------    ----------    -----------     -----------     -----------
Net Income (Loss) Available
  to Common Stockholders        $  110,231    $  109,708    $   50,188       (793,391)    $   (95,550)    $     2,434
                                ==========    ==========    ==========    ===========     ===========     ===========
Basic Income (Loss) Per
  Common Share                  $     0.11    $     0.11    $     0.05    $     (0.79)    $     (0.09)    $      .002
                                ==========    ==========    ==========    ===========     ===========     ===========

Basis Weighted Average
Number of Shares Outstanding     1,000,000     1,000,000     1,000,000      1,000,000       1,000,000       1,000,000
                                ==========    ==========    ==========    ===========     ===========     ===========


                                 BALANCE SHEETS
      DECEMBER 31, 1997, 1998, 1999 AND 2000, AND MARCH 31, 2001 (UNAUDITED)

                                                        AT DECEMBER 31,
                                     --------------------------------------------------   AT MARCH 31,
                                       1997         1998          1999          2000          2001
                                     --------    ----------    ----------    ----------    ----------
                                                                                           (UNAUDITED)
ASSETS
  Cash                               $ 80,278    $  122,941    $  227,958    $  430,767    $  348,528
Finance and Notes Receivable, Net     448,487     1,535,108     2,534,897     2,335,349     2,627,974
Prepaid Expenses                            0         1,422        59,786        32,833        15,238
 Other Accounts Receivable             32,901             0             0             0             0
  Fixed Assets, Net                         0        56,895       425,614       467,297       465,186
  Security Deposits                         0         5,162         6,412         4,847         4,847
  Officer Loans                             0        14,107        42,819        45,908        44,619
  Accrued Interest Receivable               0             0         3,528             0         1,114
Deferred Tax Asset                                                 26,250        26,250
                                     --------    ----------    ----------    ----------    ----------

TOTAL ASSETS                         $561,666    $1,735,635    $3,301,014    $3,343,251    $3,533,756
                                     ========    ==========    ==========    ==========    ==========

                                 BALANCE SHEETS

      DECEMBER 31, 1997, 1998, 1999 AND 2000, AND MARCH 31, 2001 (UNAUDITED)

                                                              AT DECEMBER 31,
                                           ---------------------------------------------------    AT MARCH 31,
                                             1997         1998          1999          2000            2001
                                           --------    ----------    ----------    -----------     -----------
                                                                                                   (UNAUDITED)
LIABILITIES
Senior Debt                                $445,099    $1,576,013    $2,685,360    $   491,924     $   472,869
Subordinated Debt                                                                    2,344,565       3,169,873
Bridge Loans                                                                           580,000               0
Accounts Payable and Accrued
  Liabilities                                     0             0        33,601        104,832          68,325
Notes Payable, Related Parties                5,336             0             0              0               0
Capital Lease Obligations                                                               49,992          48,317
                                           --------    ----------    ----------    -----------     -----------
Total Liabilities                           450,435     1,576,013     2,718,961      3,571,313       3,759,384

Stockholders' Equity
  Preferred Stock, Authorized 1,000,000
  Shares of No Par Value, Issued and
  Outstanding 409,090 Shares                      0             0       409,090        409,090         409,090

Common Stock, Authorized 25,000,000
Shares of $.001 Par Value, 1,000,000
Shares Issued and Outstanding                 1,000         1,000         1,000          1,000           1,000

Retained Earnings (deficit)                 110,231       158,622       171,963       (638,152)       (635,718)
                                           --------    ----------    ----------    -----------     -----------
Total Stockholders' Equity                  111,231       159,622       582,053       (228,062)       (225,628)

TOTAL LIABILITIES &
  STOCKHOLDERS' EQUITY                     $561,666    $1,735,635    $3,301,014    $ 3,343,251     $ 3,533,756
                                           ========    ==========    ==========    ===========     ===========


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     THE FOLLOWING DISCUSSION AND ANALYSIS OF MOUNTAIN STATES' FINANCIAL CONDITION AND RESULTS OF OPERATIONS SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND THE RELATED NOTES APPEARING ELSEWHERE IN THIS PROSPECTUS.

GENERAL


     Mountain States was incorporated in the State of Arizona on March 13, 1997 to conduct the business of providing short-term inventory financing ("flooring" or "floor plan" financing) to independent automobile dealers. Such financing enables the automobile dealers to expand their existing inventory and offer a greater selection of vehicles to their customers, increasing their turnover and improving sales and income.

     Mountain States generates its income primarily from the finance fees it charges to its customers on floor plan loans. Due to the short-term nature of floor plan loans, established industry pricing standards, and the characteristics of the credits involved, Mountain States is able to charge finance fees that are significantly above the prime-lending rate. In July 1999, Mountain States began offering a new floor plan program, which in many cases is less expensive to the dealer than Mountain States' original program. This new program, SourceOne, targets a higher volume, more financially stable automobile dealer. In contrast to Mountain States' traditional lending, the SourceOne program is tailored to a more institutionalized floor plan lending format, representing lower risk loans. Because of higher credit quality, SourceOne lending should put a lesser burden on Mountain States personnel and resources. However, the interest rates and fees that Mountain States charges are lower for SourceOne loans than for other loans made by Mountain States. Management expects SourceOne to contribute a higher share of total revenue in future periods.

     Management anticipates significant growth in Mountain States' floor plan loan volume in the near future. Management believes that its current infrastructure, in terms of staffing, facilities, and other operational factors, is sufficient to originate and service significantly increased loan volumes. Therefore, management believes that the elements of general and administrative costs related to ordinary operations will now stabilize or rise at a rate less than the rate of increase in loan volume. Legal fees and other costs of this offering are expected to decrease dramatically. Mountain States expects an increase in floor plan loan volume, and a steeper increase in lower-rate SourceOne loans. Accordingly, finance fee revenue is expected to increase, and general and administrative expenses are expected to first decline precipitously, then increase moderately. Interest expense is expected to rise in total dollars, but diminish in terms of average interest rate paid.

     Management does not believe period-to-period comparisons of results of operations are meaningful at this time given Mountain States' current stage of operations, relatively short operating history and the unusual nature of the events of 2000. Specifically, management believes that financial results for the year 2000 were strongly influenced by non-recurring costs and operational limitations of the rescission and new notes offerings, such as the substantial expenses, capital-raising and operational limitations, unusually high reserve balances and diversion of management focus.

RESULTS OF OPERATIONS


THREE MONTHS ENDED MARCH 31, 2001 COMPARED TO THE THREE MONTHS ENDED MARCH 31, 2000.

     Total revenues increased 11.7%, or $34,681, from $296,142 for the three months ended March 31, 2000, to $330,823 for the three months ended March 31, 2001. SourceOne contributed approximately $60,972, or 18.4%, to total revenue for the three months ended March 31, 2001, compared to a revenue contribution of $33,500 or 11.3% for the three months ended March 31, 2000. Management expects SourceOne to contribute a higher share of total revenue in future periods due primarily to a desire to loan to the generally higher quality clients who utilize the program and the larger number of such potential clients. Mountain States does not intend to shift funds from the traditional Mountain States Program to the SourceOne Program, but rather intends to increase SourceOne loans by dedicating a large proportion of additional funds, such as the proceeds of this offering, to the SourceOne program.

     Total operating expenses includes interest expense and general and administration expenses. Interest expense increased $12,304, or 9%, from $136,419 for the three months ended March 31, 2000, to $148,723 for the three months ended March 31, 2001. Mountain States expects its future average cost of funds will decline. However, Mountain States' interest expense in the future will depend largely on availability of funding and prevailing interest rates, over both of which Mountain States has no control. Although the increase in the proportion of SourceOne loans to total loans would tend to depress gross margins, Mountain States believes that SourceOne loans will result in lower loan losses and administrative costs. Mountain States does not intend to reduce its present level of traditional, non-SourceOne lending. Mountain States believes that generating additional SourceOne loans will improve total profits over time.

     General and administrative expenses for the three months ended March 31, 2001 were $161,257 versus $236,864 for the three months ended March 31, 2000, which is a net decrease of $75,607, or 31.9%. The decrease is primarily attributable to reduction of costs associated with this offering such as legal, accounting, and other fees. Mountain States anticipates accounting fees may continue at similar levels, but that legal fees will diminish greatly in future periods. Salaries and fringe benefits increased marginally due to the addition of in-house counsel. It is not known whether Mountain States will seek additional funds through yet another registered offering, but if so, management expects the outside legal fees associated with subsequent offerings to be much less because of the addition of in-house counsel to perform the majority of the work associated with such an offering, as well as required reports to federal and state agencies.

     At December 31, 2000, Mountain States had approximately $793,000 in net operating loss carryforwards available to offset future taxable income. Mountain States recorded a deferred tax asset at December 31, 2000 of $26,250. Therefore, no provision or benefit for income taxes has been included in the statement of operations for the three months ended March 31, 2001.

     During the three months ended March 31, 2001, Mountain States paid dividends on its Series A preferred stock in the amount of $18,409. The preferred dividends are paid monthly at the rate of 18% per annum through December 31, 2002. All dividend payments are current.

YEAR ENDED DECEMBER 31, 1999 COMPARED TO THE YEAR ENDED DECEMBER 31, 2000.

     Mountain States management believes that a shift to the lower-rate SourceOne program, prior to the expansion of funds expected from the new notes offering, was an important factor in reducing revenue for the year 2000. Also, for most of that year, Mountain States was unable to seek additional capital while the new offering was being prepared. Management of Mountain States implemented the SourceOne program believing additional funds from the new notes offering would be available in early- to mid-2000. Instead, the offering was not filed until May 12, 2000, and did not become effective until November 22, 2000. While the new offering was in process of preparation, the company paid off in whole or part $522,685 in notes, and accrued and paid over $300,000 in offering expenses. Also, because of the uncertainty of matters relating to the rescission offer, Mountain States retained much higher-than-normal balances of cash in banks to respond to unexpected events. All of the foregoing reduced the funds available for Mountain States' lending programs. As a consequence, during 2000 the company was required to curtail marketing efforts directed at car dealers.

     Total revenues decreased 10.5% or $124,263 from $1,177,161 for the year ended December 31, 1999, to $1,052,898 for the year ended December 31, 2000. This decrease occurred despite an increase in the number of floor plan loans generated, and primarily resulted from a decrease in cash available to loan due to unusually large expenses and greatly increased reserves, and due to the lower rates earned under the SourceOne Program. SourceOne contributed approximately $174,000, or 16.5%, to total revenue for the year ended December 31, 2000, compared to about $54,000, or roughly 4.5% of revenue, for the year ended December 31, 1999. Management expects SourceOne to contribute a higher share of total revenue in future periods primarily because the generally higher credit-quality clients who utilize the program justify greater lending limits, and due to the larger number of such potential clients. Management expects that the lower marginal rates earned under SourceOne will in time be offset by lower loan losses and lower costs of administering the SourceOne loans.

     Total operating expenses include interest expense and general and administration expenses. Interest expense was $574,026 in 2000, up from $514,370 in 1999, an increase of $39,656, or 11.6%. As a percentage of total revenue, interest expense increased from 44% in 1999 to 55% in 2000. Although the average interest rate paid by Mountain States decreased from 1999 to 2000, interest expense as a percentage of total revenue increased due to a decrease in revenue and an increase in the outstanding borrowings by Mountain States. Among other things, Mountain States paid interest to maintain higher cash reserves by increasing the balance of its outstanding promissory notes payable, and by incurring the bridge loan obligation. Promissory notes and bridge loans payable at December 31, 2000, increased over $730,000 from December 31, 1999. Although the average interest rate on outstanding notes decreased, the total interest expense increased due to the higher balance of loans outstanding. Interest expense in the future will depend largely on availability of funding and prevailing interest rates, over both of which Mountain States has little control. In connection with this offering and otherwise, Mountain States has been retiring promissory notes with higher coupon rates and replacing them with lower interest rate notes. The average interest rate paid by Mountain States dropped for a third consecutive year from 31.92% in 1997, to 27.96% in 1998, to 22.44% in 1999 and to 18.3% per annum in the year 2000.

     General and administrative expenses increased to $1,224,877 from $612,603 in 1999, an increase of $612,274, or 50%, in 2000. Salary and benefits rose by $67,965 and the provision for loan losses increased by $95,837. Other operating expenses, featuring legal and accounting fees and other expenses relating to this offering, increased by $448,472. It is expected that accounting fees may continue at similar levels, but that legal fees will diminish greatly in future periods. It is not known whether Mountain States will seek additional funds through yet another registered offering, but if so, the outside legal fees associated with subsequent offerings will probably be much less because of the addition of in-house counsel to perform the majority of the work associated with such an offering, as well as required reports to federal and state agencies.

     Overall, operating income decreased to $(746,005) in 2000 from $50,188 in 1999, a negative change of $796,193. Most of this decrease was attributable to the increased costs relating to this offering. Other contributing factors were the increase in personnel and salary expense in anticipation of higher loan volume and the increase in the provision for loan losses.

     Mountain States' future funding requirements will depend on numerous factors. These factors include, but are not limited to, Mountain States' ability to operate its business profitably, to obtain working capital funds from investors, to compete against other, better capitalized corporations who offer alternative or similar options in this industry, and to attract and retain qualified management personnel.

LIQUIDITY AND CAPITAL RESOURCES

CASH FLOW FOR THE THREE MONTHS ENDED MARCH 31, 2001 COMPARED TO THE THREE MONTHS ENDED MARCH 31, 2000

     Net cash used in operating activities for the three months ended March 31, 2000 was $51,499 resulting primarily from fees incurred in connection with this offering. Net cash provided by operating activities for the three months ending March 31, 2001, was $12,513, reflecting the modest operating profit for the quarter.

     Net cash provided by investing activities for the three months ended March 31, 2001 was $280,807, whereas the net cash used in investing activities for the three months ended March 31, 2000 was $234,641, resulting from the fact that, whereas floor plan loan originations increased by $1,296,262 from the first quarter of 2000 to the first quarter of 2001, floor plan loan payoffs increased by $1,867,112, from $5,406,635 to $7,273,747. Additionally, fixed asset acquisitions were $53,133 in the first quarter of 2000, but only $889 for the three months ended March 31, 2001.

     Net cash provided by financing activities for the three months ended March 31, 2001 was $186,055, which is primarily attributable to sales of new notes in connection with this offering.

     Net cash provided by financing activities for the three months ended March 31, 2000 was $160,009,which was primarily attributable to line of credit advances, offset in part by repayments of outstanding notes and other items.


CASH FLOW FOR THE YEAR ENDED DECEMBER 31, 2000 COMPARED TO YEAR ENDED DECEMBER 31, 1999


     As of December 31, 2000, the Company had a cash balance of $430,767, compared to a cash balance of $227,958 at December 31, 1999. The larger amount in 2000 was retained in connection with the rescission offer then ongoing, to repurchase pre-existing notes as needed.

     Net cash used in operating activities for the year ended December 31, 2000 was $(531,374) resulting primarily from fees incurred in connection with this offering. Net cash provided by operating activities for the year ending December 31, 1999, was $43,384

     Net cash provided by (used in) investing activities for the years ended December 31, 2000 and 1999, was $279,573 and $(660,443), resulting from a decrease (increase) in floor plan loans, respectively. Additionally, fixed asset acquisitions were $56,450 and $75,207 for the years ended December 31, 2000 and 1999, respectively.

     Floor plan loan volume fluctuates both in relation to the demand for floor planning services in the automotive marketplace, and in relation to the amount of capital available to Mountain States to lend. Mountain States' floor plan loan volume reached its greatest historical height in 1999, and then, despite a decrease in available capital, increased again in 2000. The annual volume for 1999 was $22,195,427, representing approximately $1,849,618 per month in new floor plan loans. In 2000, the annual volume was $ 24,496,993, representing about $2,041,416 in new floor plan loans per month.

     Net cash used in financing activities for the year ended December 31, 2000 was $454,610, which is primarily attributable to repayments under promissory notes of $389,180 as requested by holders of those notes, and to the additional reserves Mountain States set aside for contingencies relating to the rescission offering.

     In 2000, Mountain States obtained bridge loans of up to $580,000 that were primarily used to fund additional floor planning loans to its customers. The bridge loans were also used in part to repay mature outstanding notes. A bridge loan in the amount of $500,000 was provided on June 29, 2000 by The Heritage West Preferred Securities Income Fund, for which Heritage West Securities, underwriter for the new notes offering, provided broker-dealer services. At that time the majority shareholder of Heritage West Securities, was the Fund's portfolio manager. That bridge loan bore interest at 18% per year, with monthly interest payments due at the end of July and August of 2000, and all interest and principal due on September 30, 2000. On September 30, 2000, Mountain States repaid this bridge loan in full with a bridge loan from Heritage West, LLC, the investment advisor for the Fund. One of the LLC's three managers, who is also a 20% member of the LLC, was also one of two directors, and a 15% shareholder of Heritage West Securities. The new bridge loan bore interest at 24% per year, with monthly interest payments due at the end of each month, and all interest and principal due on March 31, 2001. Heritage West, LLC extended additional bridge loan credit to Mountain States on November 1, 2000 in the amount of $25,000.00, and on December 15, 2000 in the amount of $55,000.00. Each credit extension was due March 31, 2001 and bore interest at the rate of 24% per annum.

     Management repaid all the bridge loans with an unsecured line of credit in the amount of $505,000 bearing interest at 24% per annum, which matures March 31, 2002, an unsecured 18% 12-month new note from this offering in the amount of $50,000 and cash in the amount of $25,000. The transaction was effective March 31, 2001. The cash amount was not actually paid until April 9, 2001, but no interest expense was or will be accrued or paid for the nine days. All interest has been paid through March 31, 2001.

     Net cash provided by financing activities for the year ended December 31, 1999 was $722,076, and is primarily attributable to net advances received under promissory notes of approximately $1,488,049, which is offset by an increase of approximately $443,265 in notes receivable advances.

MATURE OUTSTANDING NOTES


     As of March 31, 2001, Mountain States had not paid the principal of 10 outstanding mature notes, which puts Mountain States technically in default on these notes. The principal amount of the mature outstanding notes is approximately $190,000. Mountain States has promptly honored, and plans to continue to honor, any requests for redemption of mature outstanding notes and continues to timely pay the normal monthly interest payments on all outstanding mature notes. These pre-existing notes have not been repaid because all of the holders have instructed Mountain States to continue their investments, indicating a desire to receive interest payments rather than redemption or rescission payments. Mountain States intends to redeem these notes as funds become available.


FINANCIAL IMPACT OF RESCISSION OFFER


     During calendar year 2000, Mountain States offered rescission to all its pre-existing noteholders. Because the vast majority of the noteholders offered rescission chose to receive new notes in cancellation of their prior notes, Mountain States was not required to fund a significant amount of rescission payments. However, Mountain States' capital resources and ability to raise funds were limited by the rescission offer process and events related thereto.

     Mountain States expects to initiate legal proceedings against former counsel in order to recover the substantial costs of the rescission offer, the administrative fine assessed by the State of Texas, lost profits, and other damages. Mountain States has presented a claim to former counsel's insurance carrier, and has selected litigation counsel. Negotiations and investigations to determine if the controversy can be settled short of litigation are ongoing. Although management believes this issue will be settled prior to litigation, if it cannot be done so at a satisfactory level, Mountain States will initiate legal proceedings. While there can be no assurance of the outcome of such proceedings or the amount of damages ultimately awarded, Mountain States believes it incurred significant damages arising from the opinion of its former counsel, some, or all, of which may prove recoverable.

FUTURE FUND-RAISING PLANS

     Mountain States intends to diversify its fund-raising activities to reduce its reliance on raising capital through the issuance of promissory notes. In addition to this new notes offering, Mountain States anticipates future funding to be a combination of preferred and common stock offerings, and institutional loans and/or lines of credit. Management believes that this variation of debt and equity will decrease Mountain States' interest expense, thus increasing margins and profitability. Mountain States also expects that this diversification will allow for continued growth and financial stability in future periods without undue reliance on a single source of funds. No assurance can be given that Mountain States will be successful in such fund-raising activities.

     Mountain States has contracted with various individuals and entities for their services in identifying and negotiating with potential sources of debt and equity capital. Payment under these contracts is contingent upon success in obtaining the capital sought for the benefit of Mountain States.

     Management expects its expenditure and working capital requirements in the foreseeable future to increase depending on the rate of Mountain States' expansion, Mountain States' operating results, and other adjustments in its operating plan as needed in response to competition or unexpected events. Management believes that the net proceeds from this offering, together with available borrowings and Mountain States' current cash and cash equivalents, will be sufficient to meet anticipated cash needs for working capital, capital expenditures, and required debt payments for the next year. If Mountain States is unable to meet its liquidity requirements or if its liquidity requirements increase, Mountain States may require additional financing; however there can be no assurance that Mountain States will be able to access any additional funding.


                                    BUSINESS

OVERVIEW

     Mountain States was incorporated in the State of Arizona on March 13, 1997. Mountain States provides fee-based inventory financing for independent automobile dealers. This service is commonly known in the industry as "flooring" or "floor planning." Floor planning is desirable for independent pre-owned automobile dealers because it offers a ready, flexible, and reliable source of funds to purchase automobiles for their inventory. Mountain States' business is fee-based, so the value added to both Mountain States and their customers is dependent on the "turn," or minimizing the term of the loan made on each specific vehicle. Mountain States limits its loans to a 30-day term in an effort to optimize income and collectibility.


     Mountain States currently offers two lending programs: the original floor plan program "Mountain States Program" offered to all of its dealers and the "SourceOne Program" offered to stronger, more financially qualified dealers. The SourceOne Program started in July of 1999, with minimal capitalization. It accounted for approximately 10% of Mountain States' total lending volume in 1999 and 30% of Mountain States' total lending volume in 2000. The SourceOne Program fees are somewhat lower than those of the Mountain States Program, commensurate with increased credit quality. The primary difference in the two programs is the fee structure and the term of the loan. The original Mountain States Program offers loans from five to 30 days in five-day increments, with the fee for the loan based on the amount of the loan and its duration. The SourceOne Program is a fixed fee for up to one month.

     Mountain States generates its income from the fees it charges to its dealer clientele. The Mountain States Program was designed as a secondary source of funding for automobile dealers that needed short term financing to supplement their own funds or other floor plan credit lines. The dealer determines the term of the loan when it is originated, from five to 30 days in five-day intervals. All fees are preset and range from $11 to almost $1000 per term, depending upon the amount and length of the loan. Conversely, the SourceOne program is a set fee of $100 per loan for up to one month, with the term varying inversely to the amount of the loan, that is, the larger the loan amount, the shorter the term. The SourceOne flat fee pricing is attractive to dealers because the dealers often pay less, and because the floor plan cost is a simple, known constant amount. Both the Mountain States and SourceOne Program floor plan loans have "due on sale" clauses in the event the automobile is sold prior to the scheduled maturity date. If a vehicle is sold prior to the maturity date, the loan must be paid off immediately and there is no prorating or discounting of Mountain States' compensation.

     Mountain States reduces its lending risk by not allowing any one dealer to account for too large a percentage of the total floor plan loan portfolio. Although Mountain States does not maintain an exact internal limit on single dealer lending, management closely monitors each dealer's outstanding loans and takes action to keep them in line with the dealer's borrowing capabilities. At March 31, 2001, Mountain States had no single customer that accounted for more than 8.3% of Mountain States' total portfolio, and the average outstanding loan amount per dealer was approximately 2.9% of Mountain States' floor plan loan portfolio.

     Mountain States is presently concentrating its activities in Phoenix, Arizona, and Houston, Texas markets, with the bulk of the business in Phoenix. Management calculates that full sale of the ongoing offering will enable Mountain States to open two additional markets within the Southwestern United States, probably Denver and Dallas. Management expects this expansion to coincide with the continued growth in the Phoenix and Houston markets.

     Mountain States currently has four shareholders, and a two-member board of directors comprised of Messrs. Chad and Kim Collins.


INDUSTRY


     Of the approximate 2,386 licensed independent automobile dealers that are on record at the Arizona Department of Motor Vehicles, Mountain States has compiled a list of approximately 1,700 dealers that it believes fit the criteria as potential dealer clients. As of March 31, 2001, Mountain States had over 60 qualified independent dealer clients in Arizona, with an average monthly loan volume of approximately $1.8 million a month. The State of Texas Department of Transportation lists 17,776 licensed independent automobile dealers in the State of Texas. Mountain States has identified 2,138 potential qualified dealer clients in the immediate Houston metropolitan area. Mountain States believes there are a sufficient number of potential dealer clients to maintain loan volumes similar to the Phoenix market.

     Mountain States is currently in good standing with the Arizona Corporation Commission, and has filed all affidavits and annual reports and paid all filing fees required to date. On June 5, 2000 the State of Texas issued Mountain States a "Certificate of Authority" to transact business in Texas, charter number 00132974-06. Mountain States is licensed as a Sales Finance Company by the Arizona State Banking Department. The license number is 0902879. Mountain States also holds a wholesale motor vehicle dealer license and is bonded for various purposes and from time to time in the State of Arizona. To its knowledge, Mountain States is currently in compliance will all rules and regulations applicable to their licenses, and Mountain States is not aware of any new or proposed rules or regulations pertaining to these licenses.

DEALER QUALIFICATION

     Mountain States undertakes to provide financing for the acquisition of automobile inventory by independent pre-owned automobile dealers. To qualify for a credit line with Mountain States, a dealer should be licensed and bonded by a state motor vehicle division, maintain a good reputation in the industry, and be financially stable enough to pay the principal and fees as they become due. The dealer must fill out an application, consent to a credit check, and enter into a multi-document written agreement with Mountain States, including a security agreement and financing statement (UCC-1). Mountain States performs UCC-1 financing statement searches to determine if there are other secured inventory creditors, notifies senior creditors of Mountain States' interest, and verifies dealers' licenses and bonds. Mountain States determines, based on its experience and available information, whether the dealer should be offered a Mountain States Program or a SourceOne Program credit line. The Mountain States Program has shorter terms and higher fees, and requires a lower level of credit worthiness than the SourceOne Program. The dealer's personal and business assets may influence the program under which the dealer qualifies. In addition to the initial approval process, Mountain States uses its experience with each dealer to continuously assess which program best fits the dealer and Mountain States.

     When a pre-qualified automobile dealer wishes to purchase an automobile for resale, that dealer may obtain from Mountain States a short term loan, normally from one to 30 days, for a fee. The loan is documented by a promissory note linked to the dealer's existing security agreement that establishes, directly or by reference, the terms and conditions of the loan from Mountain States to the dealer, including terms of repayment. For the duration of the loan, Mountain States holds the automobile's certificate of title and the dealer's promissory note. Upon settlement of the loan, the title reverts back to the dealer. The number and amount of loans outstanding with each dealer is determined by Mountain States' lending policy, assessment, and experience with that dealer.

OPERATIONS

     In connection with providing floor plan financing to independent pre-owned automobile dealers, Mountain States monitors the needs of the local automobile dealer market. Mountain States anticipates the need for independent dealer loans by maintaining close contact with current dealer customers and by monitoring the volume of automobile purchases and prices in the market. Through its program of monitoring pricing trends in local auto auctions and in non-auction transactions, Mountain States also gathers data regarding which makes and models are likely to sell quickly and which vehicles tend to maintain the best spreads between wholesale and retail prices.

     Consistency in conducting normal day-to-day operations is important for success in the floor planning business. These operations include:

     *    assessing the individual dealer's needs for inventory loans,

     * obtaining title documents and promissory notes for each qualified loan,

     * maintaining contact with dealers so that Mountain States is ready to act when funds are needed,

     *    providing loans when the dealer is ready to purchase, and

     * contacting dealers frequently to determine the status of inventory and outstanding loans.

     Other key operations include providing loan extensions and adjustments when necessary, and collecting the loan promptly when the inventory is sold or the loan comes due.

     Mountain States' management attempts to evaluate outstanding loans and monitor accounts regularly. This evaluation process includes monitoring all current dealer loans and evaluating loan performance as well as loan status. Management also maintains and reviews records of current transactions and dealer performance . From inception through December 31, 2000, Mountain States had originated, serviced and collected approximately 15,000 floor plan loans. During this same period, Mountain States has written off approximately $122,599 in uncollectible debt, originating from three dealer customers.

     Mountain States reduces its lending risk by holding title certificates to automobiles against which it lends, and by regularly monitoring its dealers' inventories. Mountain States also monitors statements and comments by dealers, lenders and other industry participants to assess each dealer's reputation and financial condition, and if necessary, adjusts loan terms and terminates transactions with dealers that appear to pose an unacceptable level of risk.

     Despite these precautions, between the time Mountain States provides financing to its customer for an automobile, and the time Mountain States receives payment at the close of the sale of the automobile, there is a risk that the automobile will be damaged or stolen. Although Mountain States requires that its customers maintain insurance against those risks, repayment could be delayed or made unlikely.

     There is a risk that the dealers who have obtained short-term loans from Mountain States may not satisfy their outstanding loans. Mountain States management believes that its policies and practices adequately address and counter that risk.

     Upon a default by a dealer, Mountain States will take all steps necessary to recover its capital by recovering, taking possession and liquidating automobiles, or by pursuing other remedies against the dealer such as a contract action or other legal action. If these collection efforts are unsuccessful regarding a material aggregate amount of floor plan loans, this may materially, adversely impact Mountain States' ability to meet its obligations.

MARKETING

     Marketing strategies implemented by Mountain States include print advertising in trade publications and on auction cards, and making personal contact with dealers at auctions where many dealers gather to buy and sell cars at wholesale. The latter tactic allows Mountain States to communicate its ability to perform and to conduct intensive customer service.

     Mountain States seeks to attract higher volume, more established independent pre-owned automobile dealers for its SourceOne Program by providing those dealers with lower cost financing. Mountain States supports its sales efforts by compiling lists of past and present independent dealers and surveying prospective dealers.

COMPETITION


     Several short-term, specialized financing arrangements are available to Dealers in Mountain States' present markets. Mountain States' primary competition in the floor-planning industry comes from Automotive Financial Corporation and Manheim Auto Auction, both of which are large, established financiers. Unlike Mountain States, both Automotive Financial Corporation and Manheim Auto Auction place restrictions on their financing by requiring the dealers to purchase their automobile inventory mainly at automobile auctions. Mountain States imposes no such restrictions, allowing qualified dealers to buy inventory on credit from a variety of sources, including large and small car dealerships, private individuals, and even the competitors' auctions. Both of Mountain States' main competitors have more customers, greater name recognition, and significantly greater resources than Mountain States. Competition could materially and adversely affect Mountain States' revenues and profitability through pricing pressure and loss of sales.


EMPLOYEES


     As of March 31, 2001, Mountain States had 8 employees, all of whom work full time. None of Mountain States' employees is represented by a union. Management believes Mountain States' relationship with its employees is good.

REGULATION

     Mountain States' loans are all commercial loans that are not subject to numerous federal and state usury and consumer protection laws. Arizona imposes no usury limit on commercial loans with interest rates that are contracted in writing. Texas imposes usury limits for many commercial loans made in the state of Texas. There is a risk that Texas usury limits would apply to Mountain States' Texas loans and that Mountain States loans would be made in violation of Texas' usury laws. Mountain States management believes that its policies and practices adequately address and counter the risks. All Texas loans are made from Arizona; accordingly, Mountain States "exports" the uncapped Arizona rate structure to Texas. Further, Mountain States obtained advice of local counsel regarding Texas usury limits before any loans were made to Texas borrowers. In conformity with the advice given, Mountain States has arranged its lending procedures to avoid factors which Texas legal precedents indicate would lead to the violation of Texas usury laws.

LEGAL PROCEEDINGS

     Mountain States presently is prosecuting several claims for the collection of outstanding accounts receivable. Legal actions for collection of accounts receivable, although the facts and legal issues may differ from case to case, are routine litigation incidental to the business of Mountain States.

     On August 28, 2000, Mountain States commenced an action against Julio C. Villacis and Julio R. Villacis (dba America Auto Exchange), America Auto Center, Inc., a lapsed Delaware corporation, and others (the "Villacis defendants") in the Superior Court of California, County of San Bernardino, Rancho Cucamonga District, Case No. RCV 049710, and on August 31, 2000 commenced an action against virtually the same Villacis defendants in the Superior Court of Arizona for Maricopa County, Case No. CV2000-016174. Pursuant to these actions Mountain States seized 3 cars in Arizona and 61 in California. A-L Financial Corporation,

Jerry Renn and Chatelaine Funding Corp. also claim interests in the cars which Mountain States seized in California, and have been added as defendants to the California action. The Arizona cars have been sold for an aggregate $9,290.00. Of the California cars, 23 have been cleared for sale and 14 await further proceedings prior to sale. Twenty one California cars were released for various reasons unrelated to the validity of Mountain States' claims, and three were released in settlement of Chatelaine's interest. Mountain States has a perfected security interest in the remaining cars. Mountain States also has a perfected security interest in a reserve account of about $128,000 in defendants' funds held by A-L Financial Corporation. Mountain States and the Villacis defendants have entered into a Settlement Agreement calling for a payment plan and stipulated judgments of approximately $150,000 in principal amount in each case. Mountain States filed a Motion for Summary Judgment in California against Renn to extinguish his interest. Chatelaine settled with Mountain States on March 21, 2001. A hearing has taken place on the Motion for Summary Judgment against Renn, and a decision is expected soon. The principal due when the actions commenced was about $117,000. Mountain States believes that applicable legal precedents and the facts favor its case, and also believes that proceeds of the cars and reserve account, and amounts payable under the Settlement Agreement will allow Mountain States to recover at least its principal and some portion of its costs and accrued interest in this matter.

     On August 27, 1999, Mountain States seized and liquidated all inventory belonging to Rainbow Auto Sales, consisting of approximately 50 automobiles, pursuant to a writ of replevin executed against Rainbow and its co-defendant, Alexander Ray Soza. Mountain States has obtained a default judgment against Rainbow and Mr. Soza, and is in process of completing the default of Frank and Priscilla Robles who guaranteed Rainbow's debts to Mountain States. The amount of the judgment against the debtors and guarantors is $268,372.50. Mountain States reflected a doubtful account charge of $67,822 against this amount in its 2000 financial statements. Mountain States expects to pursue collection of the judgment vigorously.

     Mountain States filed a claim against the Estate of David Graham, who did business with Mountain States as a dealer under the licensed name of Scottsdale Motor Cars, in the bankruptcy court for the District Court of Arizona, case number 98-11974-PHX-RTB. On January 13, 1999, the Bankruptcy Court entered a judgment in the Company's favor and against Mr. Graham for $67,294, plus 10 percent annual interest and attorneys' fees, and determined that the judgment was non-dischargeable under the bankruptcy laws. Mountain States and others filed an action in Maricopa County Superior Court (No. CV1999-06385) on April 9, 1999 for $150,000 against Max Haechler and Max, Inc., the owners of the automobile dealership license under which Mr. Graham operated prior to filing for bankruptcy protection. Mountain States seeks to impute Mr. Graham's liability to Max Haechler and Max, Inc. under an agency theory, supported by factually similar Arizona legal precedent. Although a partial settlement in the amount of approximately $60,000 was reached between Mountain States and the defendants, litigation continues as to the principal balance of about $19,000, plus accrued and accruing interest. Mountain States previously reflected the loss associated with this claim in its 1998 audited financial statements.

     The Graham Bankruptcy Trustee has asserted, in the bankruptcy court for the District Court of Arizona, case number 98-11974-PHX-RTB, in Adversary No. 00-0619, that preferential payments were made by the debtor to thirteen creditors, including Mountain States. Mountain States believes the action is without merit as against Mountain States, and will shortly file its answer in the matter. The Trustee claims that preferential transfers of about $350,000 were made to Mountain States in the ninety days before bankruptcy. Mountain States maintains that pursuant either to the "ordinary course of business" or the "subsequent advances" exceptions found at 11 U.S.C. ss.547(c)(2) and (4), the transfers were not preferential and are not "avoidable" by the trustee in the case.

     Mountain States filed action against BD Specialty Wholesale, Inc.("BDSW") and Donald R. Webb, Jr. ("Webb") et ux., in Maricopa County Superior Court No. CV2000-006821 on April 11, 2000, and simultaneously obtained a Writ of Replevin without notice, entitling the Company to seize the financed cars. Only 4 of the 16 financed cars were present for seizure, but subsequently the Court granted a temporary restraining order, preliminary injunction and a writ and supplemental writ of sequestration, granting custody of all of the corporate defendant's real and personal property to Mountain States. Shortly thereafter, defendants conditionally settled with Mountain States and sold the real property, resulting in a substantial payoff to Mountain States. Mountain States was willing to apply the payoff to unpaid principal and forgive accrued and unpaid interest, but on November 3, 2000 BDSW and Webb counterclaimed, including a claim asserting that Mountain States and its principals, while in possession of defendants' property, improperly converted or allowed others to convert the property, and requesting punitive damages. Mountain States and its principals deny the allegations. Mountain States has reasserted its interest claim, and intends to vigorously pursue it. Webb has since filed Chapter 13 personal bankruptcy, but the case is expected to proceed.

     There are four other proceedings pending, in which Mountain States seeks to recover damages from dealers or third parties, primarily in the nature of collection of contractual claims. In these claims, Mountain States is seeking an aggregate principal amount of about $64,000. Because the claims and proceedings are small relative to Mountain States assets, they are not set forth here in detail.

     In addition to the legal proceedings described above, Mountain States from time to time works with one or more of its dealers who is unable to timely pay outstanding debts to Mountain States, by modifying payment schedules, interest rates and terms. Often, these workouts involve encumbering additional collateral in order to give Mountain States a stronger position in the event of insolvency.

     Mountain States does not believe that the outcome of the above cases and matters will in the aggregate have a significant negative impact on its ability to conduct its business.


FACILITIES


     Mountain States owns 6,000 square feet of recently remodeled office space located at 1407 East Thomas Road, Phoenix, Arizona 85014. This building was purchased in November 1999 for $375,000. There is currently no mortgage against the building. The building is used as collateral for a bank credit line of $281,250. As of March 31, 2001, the full amount of the available credit under this line was being utilized.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     KIM COLLINS. CHIEF EXECUTIVE OFFICER, DIRECTOR. AGE 52. Mr. Collins has served as a director since 1997, as a Vice President from 1997 to 1999, and as Chief Executive Officer since January 2000. Mr. Collins has 12 years' wholesale and retail experience in the automotive industry, including marketing, finance, and sales. He owned a retail dealership from 1988 to 1992 in Colorado, which had retail sales of approximately 60 automobiles per month and 40 wholesale automobiles per month. The dealership employed 18 individuals, including mechanics, sales staff, accountants, and collectors, who handled retail sales and servicing of an in-house portfolio of consumer loans in excess of $1.25 million. These loans were originated and serviced for a period of 30 to 180 days before being marketed into secondary financial markets. Representing Dealer Fund, Inc. from 1993 through 1994, Mr. Collins developed the current floor plan financing approach now being used by Mountain States, including rate structure, procedures, documentation, marketing strategy, continued dealer relations, origination and repayment, accounting and accounting controls, and field operations. This approach helped make Dealer Fund successful in servicing 38 independent automobile dealers throughout Colorado. In February 1995, Mr. Collins moved to Phoenix to start a similar floor plan financing operation in Arizona for National Dealer Financial Services, LLC, and for two-and-a-half years had total responsibility for all facets of National Dealer Financial Services operations, including dealer marketing, funding of loans, repayment of loans, inventory control and establishment of credit lines. In 1997, Mr. Collins elected to direct his attention to Mountain States. Mr. Collins is the father of Chad Collins.

     CHAD COLLINS. PRESIDENT, SECRETARY, TREASURER, DIRECTOR. AGE 29. Mr. Collins has served as Secretary, Treasurer and Director of Mountain States since March 1997. Mr. Collins became President of Mountain States in October 1997. Mr. Collins has nine years' experience in the automotive industry. From April 1996 to April 1997, Mr. Collins was a Finance Representative with National Dealer Financial Services, a Phoenix, Arizona, dealer floor plan company. In this position, he pre-qualified dealers, originated and serviced loans in excess of $700,000 per month and gained the floor-planning experience he now uses with Mountain States. Mr. Collins spent one-and-a-half years, from September 1993 to February 1995, as an independent automobile wholesaler with Sherman Used Cars in Denver, Colorado. As a wholesaler, he used floor-planning to finance his inventory. Mr. Collins also spent three years in retail sales and management with Colony Auto in Lakewood, Colorado from August 1989 to August 1992. In that position, Mr. Collins pre-qualified retail buyers, arranged financing, and supervised a sales staff of three. Mr. Collins is the son of Kim Collins.

     Mountain States' success depends largely on the efforts of Chad Collins, President and Director, and Kim Collins, Chief Executive Officer and Director. Mountain States believes its relationships with these individuals are good. However, Mountain States cannot ensure that the services of these individuals will continue to be available to it in the future. If Mountain States loses either of these individuals and cannot find adequate replacements, there could be a material adverse effect on its business, financial condition and results of operations.

     During the 1980s, Kim Collins was involved in two unsuccessful business ventures, one of which was real estate oriented and resulted in a judgment lien of approximately $170,000 against Mr. Collins. Although this lien has not been paid, it has expired. The other was a state tax lien of $1,585, which has been paid. Neither of these liens are debts or obligations of Mountain States.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of Mountain States pursuant to Mountain States articles of incorporation, bylaws, or otherwise, Mountain States has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

EXECUTIVE COMPENSATION


     No compensation is paid to directors of Mountain States as such. The following table provides summary information concerning compensation paid to Mountain States' Chief Executive Officer and President. No other executive officer who was serving as an executive officer on December 31, 2000, had an aggregate annual salary and bonus exceeding $100,000 for the fiscal year ended December 31, 2000.

SUMMARY COMPENSATION TABLE

                                       Annual Compensation             Long-Term
                                                                      Compensation
                                                                         Awards
                                                                       Securities
     Name and                                         Other Annual     Underlying      All Other
Principal Position     Year      Salary     Bonus     Compensation    Options/SARs    Compensation
------------------     ----      ------     -----     ------------    ------------    ------------
Kim Collins            2000      88,899
Chief Executive        1999     104,228
Officer                1998     104,083

Chad Collins           2000      84,760
President              1999      89,733
                       1998      86,547

(1) In 1997, Kim Collins received $23,600 in compensation as a consultant to Mountain States.
(2) In 1997, Chad Collins received $23,600 in compensation as a consultant to Mountain States.

OPTION/SAR/LTIP GRANTS IN LAST FISCAL YEAR

     No executive officer named in the Summary Compensation Table received stock option grants, stock appreciation rights or long term incentive plans during the fiscal year ended December 31, 2000.

FISCAL YEAR-END OPTION VALUES

     No executive officer named in the Summary Compensation Table had options outstanding as of December 31, 2000, nor exercised any options during the fiscal year ended December 31, 2000.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During 1999, Chad Collins received advances from Mountain States totaling $31,000. This amount bears interest at the rate of 10% per annum and is payable on demand, with a balance due of $32,521.37 as of December 31, 2000. During 1998, Kim Collins received advances from Mountain States totaling $14,107. This amount bears interest at the rate of 10% per annum and is payable on demand, with a balance due of $12,097.32 as of December 31, 2000. Mountain States has not made any other loans to Chad or Kim Collins. Because Chad Collins and Kim Collins were the only board members of Mountain States at the time these loans were made, no independent directors approved these loans.


     All future affiliated transactions will be made or entered into on terms that are no less favorable to Mountain States than those that can be obtained from any unaffiliated third party. A majority of the independent, disinterested members of Mountain States' board of directors must approve future affiliated transactions and forgiveness of loans.


     Chad Collins incorporated Mountain States on March 13, 1997, initially holding the positions of Treasurer and Secretary. Thereafter, in October 1997, Chad Collins assumed the office of President for Mountain States after its President, Michael Casey, resigned in April 1997. Chad Collins has received 1,000,000 shares of common stock, valued at approximately $1,000 at time of issue, and is paid an annual salary for his services to Mountain States. In 2000, Chad Collins received $84,760 in salary, a decrease of $4,973 from his 1999 earnings. He receives no bonus, options or other compensation from Mountain States.

     Mountain States distributed to Chad Collins $61,317 in 1998,$36,847 in 1999 and $16,724 in 2000. Due to Mountain States' status as an S-corporation during 1997, 1998 and 1999, these distributions were made primarily for the purpose of paying income taxes on Mountain States' earnings that were attributed to Chad Collins' personal income for tax purposes under section 1361 of the U.S. Internal Revenue Code and related regulations.


             SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT


     The following table sets forth as of the date of this prospectus the beneficial ownership of Mountain States' common stock and preferred stock as of March 31, 2001 by:


     *    each officer,

     *    each director, and

     * each person owning more than five percent of any class of Mountain States' voting securities.

As of the date of this prospectus, there are no other equity securities outstanding, other than the common stock and preferred stock. Chad Collins is the only shareholder who is also a director or officer of Mountain States.

  NAME AND ADDRESS OF                         NUMBER OF
    BENEFICIAL OWNER                           SHARES                PERCENTAGE
    ----------------                           ------                ----------

COMMON STOCK

Chad Collins                                 1,000,000                  96%
1407 East Thomas Road
Phoenix, Arizona  85014

Cledis and Patricia Weatherford (3)           29,482.9                   3%
14430 North 44th Street
Phoenix, Arizona  85032

Vivian Collins (4)                               8,500                  .8%
500 Highway #119
Longmont, Colorado  80504

Michael Casey (5)                              2,926.1                  .2%
3541 East 99th Lane
Thornton, Colorado  80229

PREFERRED STOCK

Cledis and Patricia Weatherford                294,829                  72% (1)
14430 North 44th Street
Phoenix, Arizona  85032

Vivian Collins (2)                              85,000                  21% (1)
500 Highway #119
Longmont, Colorado  80504

Michael Casey                                   29,261                   7% (1)
3541 East 99th Lane
Thornton, Colorado  80229

-------------
(1)  Percentage of outstanding preferred stock only.
(2)  Mother of Kim Collins and grandmother of Chad Collins.
(3) Number of shares of common stock Mr. and Mrs. Weatherford have a right to acquire upon exercise of 10:1 stock conversion rights.
(4) Number of shares of common stock Ms. Collins has a right to acquire upon exercise of 10:1 stock conversion rights.
(5) Number of shares of common stock Mr. Casey has a right to acquire upon exercise of 10:1 stock conversion rights.

                    DESCRIPTION OF SECURITIES - THE NEW NOTES

     Set forth below is a summary of various provisions of the new notes. The new notes are issued under an indenture dated as of June 8, 2000, by and among Mountain States and U.S. Bank Trust National Association, as trustee. A copy of the form of indenture is available upon request.

GENERAL

     The new notes will be unsecured, general obligations of Mountain States, ranking PARI PASSU (equally) in right of payment with all other senior, unsecured obligations of Mountain States. As unsecured debts, there is no collateral associated with the new notes. The new notes will be limited in aggregate principal amount to $10 million and will be issued only in fully registered form, without coupons.

     Each of the new notes will mature 12 months from its date of issuance, and will have a $5,000 minimum face value. The new notes will bear simple interest at the rate of 18% per year, or 1.5% monthly, from the date of issuance, to the persons in whose names the new notes are registered. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months, and will be payable on the first day of the month, with any partial months paid on a prorated basis. The new notes will consist of two types: (1) monthly payment new notes, on which accrued interest will be paid on a monthly basis, and (2) accrual new notes, on which accrued interest will be compounded monthly and will earn interest until the maturity date.

     Principal, interest, and liquidated damages, if any, on the new notes will be payable, and the new notes may be presented for registration of transfer or exchange, at the office of U.S. Bank Trust in St. Paul, Minnesota, except as set forth below. At the option of Mountain States, payment of interest may be made by check mailed to the holders of the new notes at the addresses set forth upon the registry books of U.S. Bank Trust. No service charge will be made for any transfer or exchange of new notes, but the holder of new notes will pay any tax or other governmental charge payable in connection with any transfer or exchange of the new notes. Until otherwise designated by Mountain States, Mountain States' office or agency will be the office of U.S. Bank Trust presently located in St. Paul, Minnesota.

BANKRUPTCY LIMITATIONS

     Holders of the new notes will be direct creditors of Mountain States. In the event of the bankruptcy or financial difficulty of Mountain States, Mountain States' obligations may be open to review and avoidance under state and federal fraudulent transfer laws. Among other things, Mountain States' obligations may be avoided if a court concludes that the obligations were incurred for less than reasonably equivalent value or fair consideration at a time when Mountain States was insolvent, was rendered insolvent, or was left with inadequate capital to conduct its business. A court would likely conclude that Mountain States did not receive reasonably equivalent value or fair consideration to the extent that the aggregate amount of its liability for its obligations exceeds the amount of additional capital it receives in the offering. The obligations of Mountain States will be limited in a manner intended to cause it not to be a fraudulent conveyance under applicable law, although no assurance can be given that a court would not give an existing creditor the benefit of the fraudulent conveyance provisions.

     If the obligations of Mountain States were avoided, holders of new notes would have no other assets to look to for payment.

OPTIONAL REDEMPTION BY HOLDERS OF NEW NOTES

     Holders of new notes have the right to require Mountain States to repurchase them on 90 days' advance written notice to U.S. Bank Trust and Mountain States. In addition, Mountain States reserves the right to exercise its optional redemption rights as set forth below.

OPTIONAL REDEMPTION BY MOUNTAIN STATES

     Mountain States will have the right to redeem any new notes at its discretion. The new notes will be redeemable for cash at the option of Mountain States, in whole, at any time prior to the new notes' maturity date, without penalty, which redemption amount shall include principal and unpaid but accrued interest, at 100% of the outstanding principal amount plus accrued interest.

     The new notes will not have the benefit of any collateral or sinking fund.

     Notice of any redemption will be sent, by first-class mail, at least five days and not more than 15 days prior to the date fixed for redemption to the holder of each new note to be redeemed to the holder's last address as then shown upon the registry books of U.S. Bank Trust National Association. On and after the date of redemption, interest will cease to accrue on the new notes called for redemption, unless Mountain States defaults in the payment.

POSSIBLE JUNIOR POSITION TO OTHER DEBT

     Under federal and state fraudulent conveyance statutes or other legal principles, the new notes might be subordinated to existing or future indebtedness of Mountain States, or might be found not to be enforceable in accordance with their terms. Accordingly, under such fraudulent conveyance statutes, if a court in a lawsuit on behalf of an unpaid creditor of Mountain States or a representative of creditors, such as a trustee in bankruptcy, held that Mountain States incurred the indebtedness represented by the new notes with actual intent to hinder, delay or defraud creditors, or received less than a reasonably equivalent value or fair consideration for any of such indebtedness or obligation, and at the time of such incurrence

     *    was insolvent,

     *    was rendered insolvent by reason of such incurrence,

     * was engaged or about to engage in a business or transaction for which its remaining assets constituted unreasonably small capital to carry on its business, or

     * intended to incur, or believed that it would incur, debts, including contingent obligations, beyond its ability to pay such debts as they matured,

then the court might permit the new notes, and prior payments thereon, to be subordinated to other obligations and permit prior payments to be recovered from the Holders of the new notes, as the case may be.

     The measure of insolvency for purposes of the foregoing will vary depending upon the law of the jurisdiction that is being applied. Generally, however, Mountain States would be considered insolvent if, at the time it incurred the indebtedness, either the fair market value, or fair saleable value, of its assets was less than the amount required to pay its total debts as they mature.


ABSENCE OF RESTRICTIONS ON MOUNTAIN STATES INDEBTEDNESS

     There are no restrictions or limitations on the issuance of additional securities or the incurring of additional debt, including the new notes.

                          DESCRIPTION OF THE INDENTURE


     The following summaries describe material provisions of the indenture not described elsewhere in this prospectus. The indenture governs only the new notes, and not the pre-existing notes.


THE TRUSTEE

     The trustee under the indenture is U.S. Bank Trust National Association. It has assets in excess of $150,000 and performs trust services as a part of its ordinary business. U.S. Bank Trust has no prior relationship with Mountain States or any of its affiliates.

EVENTS OF DEFAULT AND REMEDIES

     The indenture defines an "event of default" as:

     * the failure by Mountain States to pay any installment of interest on the new notes as and when the same becomes due and payable and the continuance of any such failure for 60 days;

     * the failure by Mountain States to pay all or any part of the principal, or premium, if any, on the new notes when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise;

     * the failure by Mountain States to observe or perform any other covenant or agreement contained in the new notes or the Indenture and, contingent upon certain exceptions, the continuance of such failure for a period of 60 days after written notice is given to Mountain States by U.S. Bank Trust or to Mountain States and U.S. Bank Trust by the Holders of at least 33% in aggregate principal Amount of the new notes outstanding;

     * certain events of bankruptcy, insolvency or reorganization in respect of Mountain States; or

     * the failure by Mountain States to redeem new notes at the written request of the holders of new notes as described above.

     The indenture provides that if an event of default occurs and is continuing, U.S. Bank Trust ordinarily must, within 90 days after the occurrence of such default, give to the Holders notice of such default, unless it has been cured or waived within that time.

     If an event of default occurs and is continuing, then in every such case, either U.S. Bank Trust or the holders of 33% in aggregate principal amount of the new notes then outstanding, by notice in writing to Mountain States, and to U.S. Bank Trust if given by holders, may declare all principal, determined as set forth below, and accrued interest thereon to be due and payable immediately. The holders of a majority in aggregate principal amount of new notes generally are authorized to rescind such acceleration if all existing events of default, other than the non payment of the principal of and interest on the new notes which have become due solely by such acceleration, have been cured or waived.

     Prior to the declaration of acceleration of the maturity of the new notes, the holders of a majority in aggregate principal amount of the new notes at the time outstanding may waive on behalf of all the holders any default, except a default in the payment of principal of or interest on any new note not yet cured or a default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding new note affected. Contingent upon the provisions of the indenture relating to the duties of U.S. Bank Trust, U.S. Bank Trust will be under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of any of the holders, unless such holders have offered to U.S. Bank Trust reasonable security or indemnity. Susceptible to all provisions of the indenture and applicable law, the holders of a majority in aggregate principal amount of the new notes at the time outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to U.S. Bank Trust, or exercising any trust or power conferred on U.S. Bank Trust. Mountain States is required to deliver to U.S. Bank Trust annually a statement regarding compliance with the indenture.

AMENDMENTS, SUPPLEMENTS AND MODIFICATION OF INDENTURE

     The indenture will contain provisions permitting Mountain States and U.S. Bank Trust to enter into a supplemental indenture without the consent of the holders to set forth the terms of any class of notes not yet issued, and some other limited purpose. With the consent of the holders of not less than a majority in aggregate principal amount of the new notes at the time outstanding or with the consent of the holders of a majority in principal amounts of each class affected, Mountain States and U.S. Bank Trust are permitted to amend or supplement the Indenture or any supplemental indenture or modify the rights of the holders; PROVIDED that no such modification may, without the consent of each holder affected thereby:

     * change the stated maturity on any new note, or reduce the principal amount thereof or the rate, or extend the time for payment, of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which, any new note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof, or alter the provisions regarding the right of holders to require redemption of their new notes in a manner adverse to the holders, or

     * adversely affect the rights of holders of new notes with respect to prepayments of principal or redemption of new notes,

     * reduce the percentage of principal amount of new notes, the holders of which must consent to authorize any supplemental indenture or for any waiver of compliance with provisions of the indenture or defaults thereunder or their consequences, or

     * modify any of the provisions of the indenture with respect to supplemental indentures with the consent of holders of new notes, except to increase the percentage of holders of new notes whose consent is required for any such action or to provide that other provisions of the indenture cannot be modified or waived without the consent of the holders of each outstanding new note affected thereby.

STATEMENT AS TO COMPLIANCE

     Mountain States will be required to file annually with U.S. Bank Trust a written statement of fulfillment of its obligations under the indenture. Failure to file such a statement, or filing of a false and/or misleading statement, would constitute an event of default if not corrected during a period of 60 days after notice to Mountain States by U.S. Bank Trust or notice to Mountain States and U.S. Bank Trust by the holders of at least 33% in principal amount of outstanding new notes.

SATISFACTION AND DISCHARGE OF THE INDENTURE

     The indenture will be discharged upon the cancellation of all of the new notes or, contingent upon limitations, upon deposit with U.S. Bank Trust of funds sufficient for the payment or redemption of the new notes.

                  DESCRIPTION OF SECURITIES - PRE-EXISTING NOTES

GENERAL

THE "PRE-EXISTING NOTES" ARE NOT OFFERED BY THIS PROSPECTUS OR OTHERWISE AT THIS TIME TO ANY PERSON. THE FOLLOWING DESCRIPTION IS ONLY INCLUDED TO GIVE GENERAL INFORMATION REGARDING THE ISSUER. APPROXIMATELY TEN PRE-EXISTING NOTES ARE OUTSTANDING, WITH AN AGGREGATE PRINCIPAL AMOUNT OF ABOUT $190,000.

     Each of the pre-existing notes was issued using a standard form of promissory note and security agreement without coupons, a copy of which has been filed as an exhibit to the registration statement of which this prospectus is a part. Each pre-existing note was issued individually, and not as a part of any series. Each pre-existing note was issued in an amount equal to or greater than $5,000, and all of the pre-existing notes are alike except as to interest rate and maturity dates. Each of the pre-existing notes, together with all other pre-existing notes and all other advances or liabilities owed by Mountain States to any holder of a pre-existing note, is secured by a general pledge of all assets owned or later acquired by Mountain States. Mountain States' largest assets are its accounts receivable created by its floor planning loans and related fees, cash and its office building. The pre-existing notes are governed by Arizona law.

INTEREST

     The annual rate of interest for each pre-existing note was set by Mountain States as of the date each pre-existing note was issued. The interest rate remains fixed through the maturity date of the outstanding note. Interest on the principal balance of a pre-existing note is calculated on a simple interest basis and is payable monthly on the last day of the month unless the holder has elected to defer interest payments, in which case interest may be deferred and compounded monthly until paid. All amounts due for partial months were prorated, based on the actual number of days the outstanding note was outstanding during that month. Annual interest rates on the pre-existing notes ranges from 18% to 24%.

MATURITY; EARLY REDEMPTION

     The maturity date of each pre-existing note was set on the date of issue, generally for a term of nine months. However, the holder of any pre-existing note may require prepayment by Mountain States at any time upon 90 days' written notice, and Mountain States has the right to prepay the outstanding principal, in whole or in part, without penalty at any time. All payments by Mountain States are applied first to interest, then to principal, and then to late charges, if any.

WARRANTIES

     Under the terms of the pre-existing notes, Mountain States warranted to the holders of the pre-existing notes that it owns the collateral, subject to similar security agreements with holders of other outstanding notes and similar obligations of Mountain States. Mountain States also warranted that it had the right to enter into the pre-existing notes, that the collateral was used and would be used primarily for business purposes, and that the address specified was Mountain States' only place of business.

EVENTS OF DEFAULT; REMEDIES


     Each pre-existing note specifies that the following, among others, are events of default:

     * nonpayment, when due, of any amount payable on the pre-existing note or other amounts owed by Mountain States to the holder, or failure to observe or perform any term of the pre-existing note,

     * if any covenant, warranty or representation under the pre-existing note should prove to be untrue in any material respect,

     * if Mountain States becomes insolvent or unable to pay debts as they mature or makes an assignment for the benefit of creditors, or if any proceeding is instituted by or against Mountain States alleging that it is insolvent or unable to pay its debts as they mature,

     *    entry of any judgment against Mountain States,

     * dissolution, merger or consolidation, or transfer of a substantial part of the property of Mountain States, and

     * loss, theft, substantial damage, destruction or encumbrance of any of the collateral.

     In the event of a default, the holder of each pre-existing note is given the right, at its option and without demand or notice, to declare all or any part of the obligations under the pre-existing note immediately due and payable, and the right to exercise all of the rights and remedies of a secured party under the Uniform Commercial Code or any other applicable law. Mountain States agrees in the pre-existing notes to pay all costs and expenses, including reasonable attorneys' fees, in the collection of any of its obligations or the enforcement of any rights of the holder under the pre-existing notes. Mountain States also agrees to make the collateral available in the event of a default to any holder in a place designated by the holder which is reasonably convenient. Until default, Mountain States is expressly authorized to retain possession of the collateral and to use it in any lawful manner not inconsistent with the pre-existing notes or the conditions of any policy of insurance on the collateral.


OTHER PROVISIONS


     Mountain States agrees in each pre-existing note to pay all amounts, including reasonable attorneys' fees and legal expenses paid by the holder of an pre-existing note:


     * for taxes, levies, insurance or repairs or maintenance of the collateral,

     * in taking possession of, disposing of, or preserving the collateral, either before or after default.


     The pre-existing notes also provide that if any legal action is instituted to enforce or interpret the pre-existing notes, the prevailing party will be entitled to recover all expenses reasonably incurred at, before and after trial, on appeal, and on review, whether or not the expenses are taxable as costs.

             DESCRIPTION OF SECURITIES - COMMON AND PREFERRED STOCK


THE COMMON AND PREFERRED STOCK OF MOUNTAIN STATES CAPITAL, INC. IS NOT OFFERED BY THIS PROSPECTUS OR OTHERWISE AT THIS TIME TO ANY PERSON. THE FOLLOWING DESCRIPTION IS ONLY INCLUDED TO GIVE GENERAL INFORMATION REGARDING THE ISSUER.


     The authorized capital stock of Mountain States consists of 25,000,000 shares of common stock, no par value, and 1,000,000 shares of preferred stock, no par value. As of the date of this prospectus, 1,000,000 shares of common stock are issued and outstanding, and 409,090 shares of Series A preferred stock are issued and outstanding. There is no public trading market for Mountain States' equity securities, and Mountain States does not intend to apply to any exchange or quotation system for trading. None of the equity securities are subject to outstanding options, warrants or any other conversion rights other than the Series A preferred stock conversion rights described below.

COMMON STOCK

     Holders of common stock are entitled to receive such dividends as may be declared from time to time by the board of directors out of funds legally available for dividends. Mountain States does not anticipate paying cash dividends in the foreseeable future. In the event of liquidation, dissolution, or winding up of Mountain States, the holders of common stock are entitled to share ratably in any corporate assets remaining after payment of all debts, subject to any preferential rights of any outstanding preferred stock.

     Holders of common stock have no preemptive, conversion, or redemption rights and are not susceptible to further calls or assessments by Mountain States. All of the outstanding shares of common stock are, and the shares offered by Mountain States hereby will be, if issued, validly issued, fully paid and nonassessable.

PREFERRED STOCK

     The board of directors of Mountain States has the authority, without further action by Mountain States' stockholders, to issue from time to time up to 1,000,000 shares of preferred stock in one or more series and to fix the number of shares, designations, voting powers, preferences, optional and other special rights, and the restrictions or qualifications thereof. The rights, preferences, privileges, and restrictions or qualifications of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions, and other matters. The issuance of preferred stock could:

     * decrease the amount of earnings and assets available for distribution to holders of common stock;

     * adversely affect the rights and powers, including voting rights, of holders of common stock; and

     * have the effect of delaying, deferring, or preventing a change in control of Mountain States.

     As of the date of this prospectus, the board of directors has designated 500,000 shares of preferred stock to be Series A, of which there are 409,090 shares issued and outstanding. The holders of Series A preferred stock are entitled to receive cumulative cash dividends at the rate of 18% per year payable monthly through December 31, 2002, and thereafter are entitled to receive cumulative cash dividends at the rate of 9% per year. The holders may elect to grant Mountain States a perpetual redemption right upon notice. Series A preferred stock dividends will be paid or set apart for disbursement before any dividends are paid to or set apart for common stock holders. The Series A preferred stock shall not have a sinking fund.

     Upon liquidation, dissolution or winding up of Mountain States, Series A preferred stock holders shall be entitled to ratable distribution from Mountain States' assets prior to and in preference to any distribution rights held by common stock holders. Series A preferred stock holders may convert their shares into fully paid and non-assessable whole shares of common stock on a 10:1 basis upon prior written notice. The holders of Series A preferred stock hold no general voting rights, including the right to elect directors.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES


     The following is a summary of the material federal income tax considerations which may be relevant to an investment in new notes. The discussion is based on the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), final and proposed U.S. Treasury Regulations, judicial decisions, and Internal Revenue Service rulings and other administrative regulations, and published rulings and procedures, all of which are subject to change, possibly on a retroactive basis.

     The discussion below is general and pertains only to new notes held as capital assets within the meaning of Section 1221 of the Code. Except as specifically stated herein, this summary does not address the federal income tax consequences of the purchase, ownership or disposition of new notes by foreign holders, by holders other than initial purchasers or by holders that may be subject to special tax treatment, such as dealers in securities, banks, thrift institutions, real estate investment trusts, regulated investment companies, insurance companies, other financial institutions, pension plans or tax exempt organizations. In addition, taxes other than federal income taxes, such as foreign, state and local taxes, and federal estate and gift taxes, may affect an investment in new notes. Controversy and uncertainty exist in many areas of the federal income tax law which may affect an investment in new notes. Accordingly, there can be no assurance that some of the views expressed herein will not be challenged by the IRS.


     In the opinion of counsel to Mountain States, the statements made in this "Material Federal Income Tax Consequences" section regarding the federal income tax consequences of the transactions described in this prospectus are correct as to matters of law as of the date of counsel's opinion. Counsel's opinion is based on its interpretation of the currently applicable sections of the Code, the U.S. Treasury regulations issued thereunder, revenue rulings and revenue procedures issued by the U.S. Internal Revenue Service and applicable case law. Counsel's opinion assumes that:


     * the new notes will be issued for an amount equal to their stated redemption price at maturity,

     * the new notes call for the payment of interest at a fixed rate, and at fixed periodic intervals of one year or less,

     *    the new notes have fixed maturity dates of one year or less, and


     * all original documents examined by counsel are authentic, all documents submitted to counsel as copies conform to the originals, all signatures are genuine, and each party executing a document has the legal capacity to do so.


HOLDERS OF NEW NOTES ARE URGED TO CONSULT, AND MUST DEPEND UPON, THEIR OWN TAX ADVISERS WITH RESPECT TO THE TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NEW NOTES WITH SPECIFIC REFERENCE TO THEIR OWN TAX SITUATIONS AND POTENTIAL CHANGES IN APPLICABLE LAW, INCLUDING THE APPLICATION OF STATE AND LOCAL, FOREIGN AND OTHER TAX CONSIDERATIONS.


TAXATION OF MOUNTAIN STATES

     Effective January 1, 2000, Mountain States is a corporation that is taxable for federal income tax purposes at corporate tax rates. Mountain States' gross income will include interest received from floor plan loans as well as income from other sources. Gross income will not include tax-exempt income. Interest payable by Mountain States on the new notes, and the fees payable to U.S. Bank Trust in connection with the new notes, will be deductible from Mountain States' gross income in calculating its taxable income. The amount of taxes payable by Mountain States may reduce the availability of funds for other purposes, including the payment of interest and principal on the new notes.

TAXATION OF NOTE HOLDERS

PAYMENTS OF INTEREST


     Interest to be paid to holders of the new notes will be accorded the same tax treatment under the Code as interest payments received on other taxable corporate notes. In the opinion of counsel, the interest to be paid to a holder of new notes will generally be taxable to the holder as interest income at the time the interest accrues or is received, in accordance with a holder's method of accounting for federal income tax purposes. Interest income is taxed at ordinary income tax rates.


ORIGINAL ISSUE DISCOUNT


     Under the Code and U.S. Treasury Regulations, a debt obligation with an issue price less than its stated redemption price at maturity will generally be considered to have been issued at an original issue discount for federal income tax purposes. The issue price of a debt obligation issued for money, such as the new notes, is the first price at which a substantial amount of the debt obligation was sold. The stated redemption price at maturity of a debt obligation equals the sum of all payments required under the debt obligation other than interest that is unconditionally payable, or that will be treated as constructively received under Section 451 of the Code, at a single fixed rate at fixed periodic intervals of one year or less. The "original issue discount" on a debt obligation is equal to the excess of the stated redemption price at maturity over the issue price of the debt obligation.

     The Code contains a number of very complex provisions requiring holders of debt obligations with original issue discount to include such original issue discount in income as it accrues economically over the life of the debt obligation, without regard to the holder's method of accounting or receipt of payments under the debt obligation. However, in the opinion of counsel, because

     * the new notes will be issued for an amount equal to their stated redemption price at maturity, and

     * the new notes call for the payment of interest at a single fixed rate and at fixed periodic intervals of one year or less,

the new notes will not have original issue discount.


MARKET DISCOUNT

     A debt obligation sold on a secondary market after its original issue for a price lower than its stated redemption price at maturity is generally said to be acquired at market discount. In general, "market discount" is the excess, if any, of the debt obligation's stated redemption price at maturity over the purchaser's initial adjusted basis in the debt obligation. In the case of a short-term debt obligation, i.e., a debt obligation that matures not more than one year from the date of issue, market discount is limited to the amount, if any, of original issue discount on the short-term debt obligation, unless the holder of the debt obligation elects otherwise.

     As with original issue discount, the Code contains a number of very complex provisions requiring the holders of debt obligations with market discount to include such market discount in income as it accrues economically over the life of the debt obligation, without regard to the holder's method of accounting or receipt of payments under the debt obligation. However, in the opinion of counsel, the new notes will not be subject to the market discount rules because

     * the new notes mature not more than one year from their respective dates of issuance, and

     *    the new notes are expected not to have original issue discount.


BOND PREMIUM

     A note issued at a price in excess of the stated redemption price at maturity, or purchased by a holder at a cost greater than its stated redemption price at maturity is considered to be purchased at a premium. For federal income tax purposes, any such premium is called a "bond premium." If a note with a bond premium is a "capital asset" in the hands of the holder of such note, within the meaning of Section 1221 of the Code, then the holder of the note has the option of

     * amortizing the bond premium until bond maturity and reducing the basis in the note by the amortized amount, or

     * not amortizing the bond premium and treating it as part of the basis of the note.

Amortization is allowed only if it is properly elected. The amount of bond premium that can be amortized for a tax year is calculated under a constant yield-to-maturity method. The amortizable premium may be offset against interest income and is otherwise treated as interest expense for all purposes, including limitations on the deductibility of interest expense. A holder's basis for determining gain or loss on the sale, exchange or redemption of a note with a bond premium generally equals the holder's cost decreased by any amortized bond premium for the period that the note is held by the holder.


     In the opinion of counsel, the new notes do not have bond premium to initial holders because the new notes will be issued at an amount equal to their stated redemption price at maturity.

         Counsel further opines that the new notes will have bond premium in the hands of subsequent purchasers to the extent that a subsequent purchaser pays more for the note than its stated redemption price at maturity. Conversely, in the opinion of counsel, the new notes will not have bond premium in the hands of subsequent purchasers to the extent that a subsequent purchaser does not pay more for the note than its stated redemption price at maturity.

SALE, EXCHANGE OR REDEMPTION OF NEW NOTES

     In the opinion of counsel, upon the sale, exchange or redemption of a new note, the holder will recognize taxable gain or loss equal to the difference between


     * the amount realized, excluding any amounts attributable to unpaid accrued interest which will be includible in income as interest in accordance with the holder's method of accounting, on the sale, exchange or redemption of the note, and

     * such holder's adjusted tax basis in the note subject to the sale, exchange or redemption.


Counsel further opines that a holder's adjusted tax basis in a new note will generally equal the cost of such note to the holder, reduced by any principal payments received by the holder and any amortizable bond premium.

     In the opinion of counsel, gain or loss recognized on the sale, exchange or redemption of a new note will be capital gain or loss. Such gain or loss will be short-term unless at the time of sale, exchange or redemption, the note has been held for more than one year, in which case the gain or loss will be long-term. A holder's short-term capital gain or loss or long-term capital gain or loss on the sale, exchange or redemption of a new note will be combined with a holder's other long-term capital gains and losses and short-term capital gains and losses for the year to arrive at an overall, net, capital gain or loss. If a holder's capital gains exceed capital losses, the overall gain is included with the holder's other taxable income, if any, and is taxable at regular tax rates. Under current law, the maximum regular federal income tax rate for non-corporate taxpayers is 39.6%. The maximum tax rate on any net long-term capital gain of a holder which is an estate, trust or individual is 20%, except that the maximum rate on any net long-term capital gain attributable to certain depreciable real estate is 25% and the maximum rate on any long-term capital gain attributable to collectibles is 28%. In the case of such a holder to the extent the holder's taxable income would otherwise be taxed at a rate less than 28%, the maximum rate on net long-term capital gain, to that extent, other than net long-term capital gain attributable to certain depreciable real estate and collectibles, is 10%. For corporate taxpayers, the maximum regular corporate federal income tax rate is 35%, and there is no lower long term capital gains rate. Net capital losses are deductible only to the extent of any capital gains plus, in the case of non-corporate taxpayers, ordinary income of up to $3,000. Individuals and other non-corporate taxpayers may carry forward a net capital loss, subject to the same limitation described above, until the loss is exhausted. A corporation can use capital losses for a tax year only to offset capital gains in that year. A corporation cannot offset capital losses against ordinary income. A corporation may carry back unused capital losses to the three preceding tax years and may carry forward such losses to five following years.


TAXATION OF QUALIFIED PLANS

     Trusts formed as part of corporate pension or profit-sharing plans that are qualified under Section 401(a) of the Code, individual retirement accounts, and organizations described in Section 501(c) of the Code, collectively "qualified plans," are generally exempt from federal income tax. Qualified plans are subject, however, to federal income tax with respect to any "unrelated business taxable income," "UBTI." UBTI is income, with specific exceptions, derived from any trade or business activity, regularly carried on by a tax-exempt entity, or by a partnership of which it is a member, that is not substantially related to the entity's exempt purpose.

     Notwithstanding the foregoing, income that is interest income or gain from the sale or exchange of property is excluded from UBTI, except to the extent that such income is derived from debt-financed property. In general, debt-financed property is any property which is held to produce income and with respect to which there is "acquisition indebtedness" at any time during the tax year or during the preceding twelve months if the property is disposed of during the tax year. It is anticipated that the income from an investment in the outstanding notes or the new notes will constitute either interest income or gain from the sale or exchange of property. Accordingly, it is not anticipated that any income from investment in the new notes will constitute UBTI with respect to an investing qualified plan, provided that a qualified plan does not incur acquisition indebtedness in connection with its purchase of outstanding notes or new notes.

     If in any year UBTI is realized by reason of an investment in new notes, a qualified plan would be required to report its income from investment in the outstanding notes or the new notes that constituted UBTI, but only to the extent that the qualified plan's UBTI from all sources exceeded $1,000 in such year. The qualified plan could incur a tax liability with respect to such excess at such tax rates that would be applicable if such organization were not otherwise exempt from taxation. The trustee or custodian of the qualified plan may be required to file form 990-T, Exempt Organization Business Income Tax Return, with the IRS to report UBTI, regardless of the amount of UBTI recognized by the qualified plan. In addition, the qualified plan will be required to pay from the qualified plan the tax on any UBTI in excess of $1,000.


OTHER CONSIDERATIONS APPLICABLE TO QUALIFIED PLANS


     The purchase of new notes by a qualified plan is subject to the Employee Retirement Security Act of 1974, as amended, "ERISA", and restrictions imposed by Section 4975 of the Code. In considering an investment of a portion of the assets of a qualified plan in the new notes, a fiduciary should consider:


     * whether the investment is in accordance with the documents and instruments governing the plan;

     *    whether the investment satisfies the diversification requirements of
          Section 404(a)(1)(C) of ERISA;

     *    whether the investment will result in UBTI to the qualified plan;

     * whether the investment provides sufficient liquidity to permit benefit payments when due;

     * whether the investment is prudent considering the nature of the investment;


     * the fact that there may not be a market in which the new notes can be sold or otherwise transferred; and


     *    the prohibited transaction and other standards of ERISA and the Code.

     Acceptance of investments on behalf of a qualified plan does not constitute a representation by Mountain States that an investment meets all relevant legal requirements for any investor or that the investment is appropriate for any particular qualified plan. The person with investment discretion should consult with legal counsel as to the propriety of such an investment in light of the circumstances of the particular qualified plan.

NON-U.S. INVESTORS


     The extent to which any foreign holder's investment in the new notes will be taxed by the United States will depend on the holder's particular circumstances and is a matter that prospective foreign holders should discuss with their own tax advisors.


U.S. INCOME TAX WITHHOLDING


     Payments of interest or other reportable payments made on the new notes, and proceeds from the sale, including redemption, of the notes to or through most brokers, including U.S. Bank Trust, may be subject to "backup" withholding tax at the rate of 31% unless a holder complies with specific reporting and/or certification procedures. In addition, under most circumstances, non-corporate holders who are nonresident aliens may be subject to U.S. income tax withholding at the rate of 30% on payments of interest, principal and the proceeds of disposition with respect to the new notes. Nonresident alien holders should consult their own tax advisors regarding their qualification of reduced withholding rates or exemption from withholding and the procedure for obtaining a reduced withholding rate or exemption, if applicable. The amount of any withholding from a holder will be allowed as a credit against such holder's U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished to the IRS.


OTHER TAX CONSIDERATIONS

     Holders may be subject to a variety of state and/or local taxes with respect to the outstanding notes and the new notes, including, but not limited to, income taxes and intangible taxes. Holders are urged to discuss these matters with their own tax advisors.

                              PLAN OF DISTRIBUTION


     Mountain States is making the new notes offering, and also made the rescission offering, which was completed February 14, 2001. However, Mountain States has engaged Heritage West Securities, Inc. as an underwriter to offer new notes on an agency and "best efforts" basis. Heritage West is a fully licensed NASD and SEC broker-dealer that is authorized to conduct business in 38 states.


     Mountain States will pay directly to Heritage West Securities sales commissions for new notes sold through the efforts of Heritage West Securities. Payment of sales commissions will be made to Heritage West Securities as the offering is successfully completed, and sales commissions will be paid as the subscription funds are released to Mountain States.


     Heritage West will receive compensation based on the amount of new notes sold. Mountain States will pay Heritage West Securities 6% of each new note, within ten days after Mountain States receives the subscription funds, on the face amount of all new notes sold to purchasers who are identified by Heritage West Securities and have no existing relationship with Mountain States other than only as new note holders. In cases where the purchasers of the new notes are already note holders or have a preexisting relationship with Mountain States, then Mountain States agrees to pay Heritage West Securities 0.5% of each new note, within ten days after Mountain States receives the subscription funds, on the face amount of all new notes sold.

     The fees paid under the current fee plan set forth above apply to all but the first $2,516,000 of new notes sold.

     Different fee arrangements applied to the rescission offer and to early sales of new notes totaling at least $583,447.37 in principal amount. Under that sales plan, Mountain States agreed to pay 3% of each new note, monthly at a rate of 0.25% per month in arrears on the face amount of all new notes sold to purchasers who were identified by Heritage West Securities and had no prior relationship with Mountain States. Also, Mountain States agreed to pay 1.5% of each new note, monthly at a rate of 0.125% per month in arrears on the face amount of all new notes sold to outstanding noteholders or other persons having a preexisting relationship with Mountain States.

     In addition, Mountain States has paid Heritage West Securities a lump sum of $28,988.29 to administer the rescission offer, which represents 1.5% of the amount of outstanding notes applied toward the purchase of new notes by rescission offerees, namely $1,932,552.63. The maximum amount of compensation that Mountain States could be required to pay Heritage West Securities as of the end of the rescission offer was $487,170, which consists of $28,988.29 for the new notes issued pursuant to the rescission offer; $9,141.71 payable for notes sold under the previous new note fee plan; plus no more than $449,040 if all remaining notes are sold under the current new note fee plan. As of April 26, 2001, an additional $290,000 in principal amount of new notes has been sold, and due to sales to persons identified by Mountain States, which sales bear a lower commission rate, the maximum amount payable to Heritage West Securities has been reduced to $476,450.

     Upon mutual agreement, Mountain States or Heritage West Securities may engage additional broker-dealers to act on their behalf to offer new notes. Each additional broker-dealer retained by Mountain States will also be deemed to be an "underwriter" as that term is defined in the Securities Act. Any additional broker-dealers will be members of the National Association of Securities Dealers, Inc., licensed and registered to conduct business in one or more jurisdictions where the new notes are to be offered. If Mountain States and Heritage West agree that other broker-dealers are to be utilized in the further distribution of the new notes, then fees will be negotiated amongst the parties on a case-by-case basis. All broker-dealer fees payable with respect to any new note shall not in the aggregate exceed 6% of the new note.

     Mountain States may also elect at any time and without further notice to sell new notes for itself as issuer, to the full extent it is qualified, or become qualified through appropriate registrations or exemptions, to sell and distribute new notes. Mountain States will comply with all applicable federal and state regulatory requirements in selling and distributing new notes.


     Mountain States has agreed to indemnify Heritage West Securities against specific civil liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the provisions of the Securities Act, or otherwise, the small business issuer has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     Mountain States or certain persons related to or affiliated with Mountain States or Heritage West Securities may purchase new notes on the same terms and conditions as any other investor . Any such persons may subsequently transfer new notes so acquired by them on the same terms and conditions as any other holder of new notes.


     In connection with this offering, no new notes were to be sold, and no commissions or fees were to be paid, unless a minimum amount of $2,200,000 ($2,134,000 net of commissions) in new notes was sold. The minimum was attained in December, 2000, and commissions and fees are now therefore payable for all new notes sold, in accordance with applicable broker-dealer agreements.

     On June 29, 2000, The Heritage West Preferred Securities Income Fund, which was managed by Craig Jolly, the majority shareholder of Heritage West Securities, loaned $500,000 to Mountain States as bridge financing. This loan bore interest at 18% per year, with monthly interest payments and the principal and any unpaid accrued interest due on September 30, 2000. Mountain States repaid this bridge loan, first with a bridge loan, and then with a credit line from Heritage West LLC. Heritage West, LLC, is the investment advisor for the Fund, and one of the LLC's three managers, who is also a 33 1/3% member of the LLC, is also one of two directors, and a 15% shareholder, of Heritage West Securities. The credit line bears interest at 24% per year, with monthly interest payments, and the principal and any unpaid accrued interest due on March 31, 2002.


                                  LEGAL MATTERS


     The legality of the new notes offered and certain tax matters relating to the notes were passed upon as of November 15, 2000 for Mountain States by its general counsel at that time, Quarles & Brady LLP, Phoenix, Arizona. Mountain States recently hired Attorney Jeffrey G. Williams, Esq. as its in house corporate counsel. As of February 22, 2001 Mountain States is relying on Mr. Williams (rather than on Quarles & Brady, LLP) regarding ongoing aspects of the notes offering. As of May 8, 2001, Mr. Williams has passed upon tax matters relating to the new notes and the legality of the new notes.


                                     EXPERTS


     The financial statements of Mountain States for the period beginning March 13, 1997, and ending December 31, 1997, and as of December 31, 1998,
December 31, 1999, and December 31, 2000, and for the years then ended, included in this prospectus have been audited by Clancy & Co., P.L.L.C., independent auditors, as stated in their reports appearing in this registration statement, and are so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                              AVAILABLE INFORMATION


     Mountain States has filed with the U.S. Securities and Exchange Commission, 450 Fifth Street N.W., Washington, D.C. 20549, a registration statement and subsequent amendments thereto, under the Securities Act concerning the new notes offered by this prospectus, and concerning the rescission offer with respect to the outstanding notes. Some portions of the registration statement have not been included in this prospectus as permitted by the Commission's regulations. For further information concerning Mountain States, the new notes and the rescission offer, see the registration statement and its exhibits, which may be inspected at the offices of the Commission, without charge. Copies of the material contained in the registration statement may be obtained from the Commission upon payment of the prescribed fees. Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete; where such contract or other document is an exhibit to the registration statement, each statement is qualified in all respects by the provisions of the exhibit, to which reference is made for a full statement of the provisions of the exhibit.


     After completion of this offering, Mountain States will be governed by the information requirements of the Securities Exchange Act of 1934 and, in accordance with that Act, will file reports, proxy statements and other information with the Commission. These reports, proxy statements and other information may be read and copied at Public Reference Room of the Commission, 450 Fifth Street N.W., Washington, D.C. 20549. Additionally, the Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. You may obtain information on the operation of the Commission Public Reference Room by calling the Commission at 1-800-SEC-0330.

                      GENERAL INDEX TO FINANCIAL STATEMENTS

FIRST QUARTER 2001, THROUGH MARCH 31, 2001 ................................F-1

YEARS 2000 AND 1999 .......................................................F-8

YEARS 1999, 1998 AND 1997 .................................................F-23


          INDEX TO FINANCIAL STATEMENTS--FIRST QUARTER 2001(UNAUDITED)

Balance Sheets at March 31, 2001 and 2000 .................................F-2

Statements of Operations For the Quarters Ended March 31, 2001 and 2000 ...F-3

Statements of Cash Flows For the Quarters Ended March 31, 2001 and 2000 ...F-4

Notes to the Financial Statements .........................................F-5

                    Financial Statements as of March 31, 2001
                          Mountain States Capital, Inc.
                                   (Unaudited)

Balance Sheets
As of March 31, 2001 and 2000
(Unaudited)

                                                                       March 31, 2001   December 31, 2000
                                                                       --------------   -----------------
ASSETS
  Cash                                                                  $   348,528        $   430,767
  Finance and Notes Receivables, Net (Note 2)                             2,627,974          2,335,349
  Prepaid Expenses                                                           15,238             32,833
  Fixed Assets, Net (Note 3)                                                465,186            467,297
  Security Deposits                                                           4,847              4,847
  Officer Loans                                                              44,619             45,908
  Deferred Tax Asset                                                         26,250             26,250
  Accrued Interest Receivable                                                 1,114                  0
                                                                        -----------        -----------
       Total Assets                                                       3,533,756          3,343,251
                                                                        ===========        ===========
LIABLITIES
  Senior Debt (Note 4)                                                      472,869            491,924
  Subordinated Debt (Note 5)                                              3,169,873          2,344,565
  Bridge Loans                                                                    0            580,000
  Accounts Payable and Accrued Liabilities                                   68,325            104,832
  Capital Lease Obligations                                                  48,317             49,992
                                                                        -----------        -----------
       Total Liabilities                                                  3,759,384          3,571,313
                                                                        ===========        ===========
Contingencies and Commitments

STOCKHOLDERS' EQUITY
  Preferred Stock: Authorized 1,000,000 Shares of
    No Par Value, Issued and Outstanding, 409,090 Shares                    409,090            409,090
  Common Stock: Authorized 25,000,000 Shares of
    No Par Value, Issued and Outstanding, 1,000,000 Shares                    1,000              1,000
  Retained Earnings                                                        (635,718)          (638,152)
                                                                        -----------        -----------
       Total Stockholder's Equity (A Deficit)                              (225,628)          (228,062)
                                                                        -----------        -----------

       Total Liabilities and Stockholders' Equity                         3,533,756          3,343,251
                                                                        ===========        ===========


Statements of Operations
For the Three Months Ended March 31, 2001 and 2000
(Unaudited)

                                                       For the Three Months
                                                          Ended March 31,
                                                    ---------------------------
                                                        2001            2000
                                                    -----------     -----------
Revenues
  Finance Fee Income                                $   283,485     $   245,306
  Document Fee Income                                    46,220          49,714
  Interest Income                                         1,118           1,122
                                                    -----------     -----------
       Total Revenues                                   330,823         296,142

Operating Expenses
  Interest Expense                                      148,723         136,419
  Salaries and Fridge Benefits                          111,995          72,817
  Other Operating Expenses                               49,262         164,047
                                                    -----------     -----------
       Total Expenses                                   309,980         373,283

Net Income (Loss) Before Taxes                           20,843         (77,141)

Provision (Benefit For Income Taxes                           0               0

       Net Income (Loss)                                 20,843         (77,141)
                                                    -----------     -----------

Less: Preferred Dividends                               (18,409)        (18,409)
                                                    -----------     -----------

Net Income (Loss) Available to Common Stockholder         2,434         (95,550)

Basic and Diluted Income (Loss) Per Common Share           .002           (0.09)
                                                    -----------     -----------

Basis Weighted Average Number of
  Common Shares Outstanding                           1,000,000       1,000,000
                                                    ===========     ===========

Statements of Cash Flows
For the Three Months Ended March 31, 2001 and 2000
(Unaudited)

                                                                     For the Three Months Ended March 31,
                                                                     ------------------------------------
                                                                         2001                  2000
                                                                      -----------          -----------
Cash Flows From Operating Activities
  Net Gain (Loss)                                                     $    20,843          $   (77,141)
  Adjustments to Reconcile Net Loss to Net Cash
   Provided By Operating Activities
    Depreciation and Amortization                                          11,695                6,000
    Gain on Sale of Asset                                                       0                3,456
    Changes in Assets and Liabilities
    (Increase) Decrease in Prepaid Expenses                                17,595               47,719
    (Increase) Decrease in Security Deposits                                    0                 (360)
    (Increase) Decrease in Accrued Interest Receivable                     (1,114)               2,428
    Increase (Decrease) in Accounts Payable and
    Accrued Liabilities                                                   (36,506)             (33,601)
                                                                      -----------          -----------
       Total Adjustments                                                   (8,330)              25,642
                                                                      -----------          -----------
          Net Cash Provided By Operating Activities                        12,513              (51,499)

Cash Flows From Investing Activities
  Loans Originated                                                      6,992,540            5,696,278
  Loans Repaid                                                         (7,273,747)          (5,406,635)
  Purchase Of Fixed Assets                                                   (889)             (53,133)
  Advances To Officer                                                       1,289               (1,869)
                                                                      -----------          -----------
          Net Cash Flows Used In Investing Activities                    (280,807)             234,641

Cash Flows From Financing Activities
  Advances Under Notes Receivable                                         (11,418)             (56,655)
  Borrowings Under Promissory Notes                                       290,271               55,551
  Repayments Under Promissory Notes                                       (72,713)             (80,000)
  Repayments Under Installment Notes                                       (1,676)              (1,247)
  Advances Under Line of Credit                                                 0              270,000
  Dividends                                                               (18,409)             (18,409)
  Repayments Under Notes Payable                                                0               (9,231)
                                                                      -----------          -----------
          Net Cash Provided By Financing Activities                       186,055              160,009
                                                                      -----------          -----------

Increase (Decrease) in Cash and Cash Equivalents                          (82,239)             343,151
Cash and Cash Equivalents, Beginning of Period                            430,767              227,958
                                                                      -----------          -----------
Cash and Cash Equivalents, End of Period                              $   348,528          $   571,109
                                                                      ===========          ===========



Supplemental Information
Cash paid for:
  Interest                                                            $   148,723          $   136,419
                                                                      ===========          ===========
  Income taxes                                                        $         0          $         0
                                                                      ===========          ===========

See accompanying notes to condensed financial statements

Notes to Financial Statements

NOTE 1 - STATEMENT OF INFORMATION FURNISHED

The accompanying unaudited interim financial statements have been prepared in accordance with Form 10-QSB instructions and in the opinion of management contain all adjustments, consisting of only normal recurring adjustments, necessary to present fairly the financial position as of March 31, 2001, and the results of operations and cash flows for the three months ended March 31, 2001 and 2000. These results have been determined on the basis of generally accepted accounting principles and practices and applied consistently with those used in the preparation of Mountain States' 2000 Annual Report on form 10-KSB.

Certain information and footnote disclosure normally included in the financial statements presented in accordance with generally accepted accounting principles have been condensed or omitted. It is suggested that the accompanying financial statements be read in conjunction with the financial statements and notes thereto incorporated hereinafter.

NOTE 2 - FINANCE AND NOTES RECEIVABLE

Finance and Notes Receivable, net of allowance for loan losses of $48,520 consists of the following at March 31:

                                                                        2001
                                                                    -----------
     Finance Receivable (1)                                         $ 1,894,152
     Notes Receivable (2)                                               782,342
                                                                    -----------
     Total Finance and Notes Receivable                               2,676,494
     Allowance for Loan Losses                                          (48,520)
                                                                    -----------
     Finance and Notes receivable Net                               $ 2,627,974
                                                                    ===========

(1) Finance receivable consists entirely of dealer floor plan loans secured by the vehicle title, and due within thirty days.

(2) Notes Receivable represents certain finance receivables that management converted to notes due to lack of payment on a timely basis. Mountain States has successfully obtained a secured interest in all of the property collateralized by the notes and does not anticipate any losses from these loans. Mountain States is committed to protecting its interests.

     There were no changes in the allowance for loan losses during the three months ending March 31, 2001.

NOTE 3 - FIXED ASSETS

     Fixed Assets consisted of the following at March 31:

                                                                         2001
                                                                       --------
      Building and Improvements                                        $407,551
      Vehicles                                                           63,063
      Furniture and Fixtures                                             14,776
      Computer Equipment                                                 47,989
                                                                       --------
      Total                                                             533,379
      Less Accumulated Depreciation                                      68,193
                                                                       --------
      Net Book Value                                                   $465,186
                                                                       ========

     Depreciation expense charged to operations during the three months ended March 31, 2001,was $3,000.

NOTE 4 -SENIOR DEBT

     Senior debt consists of the following at March 31:

                                                                          2001
                                                                       ---------
     Line of Credit (1)                                                $ 281,250
     Promissory Notes Payable (2)                                        191,619
                                                                       ---------
     Total                                                             $ 472,869
                                                                       =========

(1) Line of Credit - Mountain States operates under a line of credit dated November 9, 1999, in the original amount of $281,250. Interest payments are due monthly on the ninth of each month, payable at 9.75% of the unpaid outstanding principal balance of each advance. The line of credit is secured by the building located at 1407 E. Thomas Road, Phoenix, Arizona, the Company's headquarters, and personally guaranteed by the Company's president. The loan is due in full on November 9, 2001. At March 31, 2001, the Company owed the full amount available under the line of credit.

(2) Promissory Notes Payable- represents various promissory notes (consisting of 10 at March 31, 2001), written for a basic period of nine months, payable in simple interest on the principal balance of the note at varying rates from 18-24% per annum, and payable monthly on the last day of the month unless the holder elects to defer interest payments, which are compounded monthly until paid. All accrued interest was paid through March 31, 2001. The Company had the right to prepay the outstanding principal, in whole or in part, without penalty at any time. These notes are technically in default and due on demand by the holders. All notes are secured by a general pledge of all assets owned or later acquired by the Company, which primarily represent cash, finance and notes receivable, and the Company's office building where it is headquartered. See Note 5.

NOTE 5- SUBORDINATED DEBT

Subordinated debt consists of the following at March 31:

     Promissory Notes                                               $ 2,665,957
     Less Deferred Charges                                              (26,084)
                                                                    -----------
     Subtotal                                                         2,639,873
     Line of Credit                                                     505,000
     Bridge Loan                                                         25,000
                                                                    -----------
     Net Subordinated Debt                                          $ 3,169,873
                                                                    ===========

Promissory notes - represent various promissory notes bearing interest at 18% per annum, and having a term of 12 month. As of March 31, 2001, total commission fees paid to Heritage West Securities, Inc., the Company's registered broker/dealer underwriting the offering of these notes, was $34,779. These fees represent deferred charges classified as a contra account to promissory notes and amortized ratably over the life of the promissory notes, which is twelve months. Amortization charged to operations for the three months ended March 31, 2001 was $8,695. All interest has been paid through March 31, 2001.

Line of Credit - represents an unsecured line of credit, dated March 31, 2001, from Heritage West, L.L.C., in the amount of $505,000, bearing interest at the rate of 2% per calendar month and due at the end of each month. The line of credit matures on March 31, 2002. Mountain States had three separate bridge loans due on March 31, 2001 totaling $580,000. Mountain States entered the line of credit agreement to satisfy a bridge loan for $500,000 dated September 30, 2000, and to partially satisfy $5,000 of a bridge loan dated November 30, 2000, in the original amount of $55,000. The balance of $50,000 was applied to purchase an 18%, 12-month, unsecured promissory note. The bridge loan dated December 15, 2000, for $25,000 was paid in full on April 9, 2001. All interest has been paid through March 31, 2001 on the bridge loans.

NOTE 6 - SEGMENT INFORMATION

     Mountain States manages its lending programs as two operating segments: (1) the Mountain States Program and (2) the SourceOne Program. Segment information is as follows at March 31:

                           Mountain States      SourceOne
                              Program            Program             Total
                              -------            -------             -----
2001
Revenues                   $   269,851          $  60,972         $   330,823
Total Assets               $ 2,908,387          $ 625,369         $ 3,533,756
Net Income                 $    17,717          $   3,126         $    20,843


                           Mountain States      SourceOne
                              Program            Program             Total
                              -------            -------             -----
2000
Revenues                   $   262,642          $  33,500         $   296,142
Total Assets               $ 2,895,896          $ 511,040         $ 3,406,936
Net Income                 $   (65,570)         $ (11,571)        $   (77,141)

INDEX TO FINANCIAL STATEMENTS--YEARS 2000 AND 1999

Independent Auditors' Report ..............................................F-9

Balance Sheets at December 31, 2000 and 1999 ..............................F-10

Statements of Operations For the Years Ended
  December 31, 2000 and 1999 ..............................................F-11

Statements of Stockholders' Equity For the Years Ended
  December 31, 2000 and 1999. .............................................F-12

Statements of Cash Flows For the Years Ended
  December 31, 2000 and 1999 ..............................................F-13

Notes to the Financial Statements .........................................F-14

All schedules are omitted because they are not applicable or the required information is shown in the financial statements or notes thereto.

                          INDEPENDENT AUDITORS' REPORT


Board of Directors
Mountain States Capital, Inc.
Phoenix, Arizona 85016

We have audited the accompanying balance sheets of Mountain States Capital, Inc., (the Company), as of December 31, 2000 and 1999, and the related statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits of the financial statements provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 2000 and 1999, and the results of its operations and its cash flows for the periods indicated, in conformity with generally accepted accounting principles.


Clancy and Co., P.L.L.C.
Phoenix, Arizona

February 15, 2001

                          MOUNTAIN STATES CAPITAL, INC.
                                 BALANCE SHEETS
                           DECEMBER 31, 2000 AND 1999

                                                                2000                  1999
                                                             -----------           ----------
ASSETS
  Cash                                                       $   430,767           $  227,958
  Finance and Notes Receivables, net (Note 3)                  2,335,349            2,534,897
  Prepaid Expenses                                                32,833               59,786
  Fixed Assets, Net (Note 5)                                     467,297              425,614
  Security Deposits                                                4,847                6,412
  Officer Loans (Note 4)                                          45,908               46,347
  Deferred Tax Asset (Note 10)                                    26,250                    0
                                                             -----------           ----------
       Total Assets                                          $ 3,343,251           $3,301,014
                                                             ===========           ==========

LIABILITIES
  Senior Debt (Note 6)                                       $   491,924           $2,685,360
  Subordinated Debt (Note 7)                                   2,344,565                    0
  Bridge Loans (Note 8)                                          580,000                    0
  Accounts Payable and Accrued Liabilities (Note 9)              104,832               33,601
  Capital Lease Obligations (Note 9)                              49,992                    0
                                                             -----------           ----------
       Total Liabilities                                       3,571,313            2,718,961
                                                             ===========           ==========

Contingencies and Commitments (Note 9)

STOCKHOLDERS' EQUITY
  Preferred Stock, Authorized 1,000,000 Shares of
    No Par Value, Issued and Outstanding, 409,090
    Shares Series A                                              409,090              409,090
  Common Stock, Authorized 25,000,000 Shares of
    No Par Value, Issued and Outstanding 1,000,000                 1,000                1,000
  Retained Earnings (A Deficit)                                 (638,152)             171,963
                                                             -----------           ----------
       Total Stockholders' Equity (A Deficit)                   (228,062)             582,053
                                                             -----------           ----------

       Total Liabilities and Stockholders' Equity            $ 3,343,251           $3,301,014
                                                             ===========           ==========

   The accompanying notes are an integral part of these financial statements.

                          MOUNTAIN STATES CAPITAL, INC.
                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999

Year Ended December 31:                                   2000           1999
                                                      -----------     ----------
Revenues
  Finance Fee Income                                  $   883,815     $  971,350
  Document Fee Income                                     161,754        201,618
  Interest Income                                           7,329          4,193
                                                      -----------     ----------
       Total Revenues                                   1,052,898      1,177,161

Operating Expenses
  Interest Expense                                        574,026        514,370
  Salaries and Fringe Benefits                            366,074        298,109
  Provision For Loan Losses                                95,837              0
  Other Operating Expenses                                762,966        314,494
                                                      -----------     ----------
       Total Expenses                                   1,798,903      1,126,973
                                                      -----------     ----------

Net Income (Loss) Before Taxes                           (746,005)        50,188

Provision (Benefit) For Income Taxes (Note 10)            (26,250)             0
                                                      -----------     ----------

Net Income (Loss)                                     $  (719,755)    $   50,188

Less: Preferred Dividends                                  73,636              0
                                                      -----------     ----------

Net Income (Loss) Available to Common Stockholder     $  (793,391)    $   50,188
                                                      ===========     ==========

Basic and Diluted Income (Loss) Per Common Share      $     (0.79)    $     0.05
                                                      ===========     ==========

Basic and Diluted Weighted Average Number of
  Shares Outstanding                                    1,000,000      1,000,000
                                                      ===========     ==========

   The accompanying notes are an integral part of these financial statements.

                          MOUNTAIN STATES CAPITAL, INC.
                       STATEMENTS OF STOCKHOLDERS' EQUITY
                  FOR THE YEAR ENDED DECEMBER 31, 2000 AND 1999


Year Ended December 31,                                 2000            1999
                                                      ---------       ---------
Preferred Stock
  Conversion of Debt to Series A
  Preferred Stock at $1.00
  Per Share, December 1999                            $ 409,090       $ 409,090
                                                      ---------       ---------
       Balance, End of Year                             409,090         409,090

Common Stock
  Balance, Beginning of Year                              1,000           1,000
                                                      ---------       ---------
  Balance, End of Year                                    1,000           1,000

Retained Earnings
  Balance, Beginning of Year                            171,963         158,622
  Net Income (Loss)                                    (719,755)         50,188
  Preferred Dividends                                   (73,636)              0
  Cash Distribution to Common Stockholder               (16,724)        (36,847)
                                                      ---------       ---------
       Balance, End of Year                            (638,152)        171,963
                                                      ---------       ---------

          Total Stockholders' Equity                  $(228,062)      $ 582,052
                                                      =========       =========

   The accompanying notes are an integral part of these financial statements.

                          MOUNTAIN STATES CAPITAL, INC.
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999

Year Ended December 31:                                                                 2000                  1999
                                                                                    ------------          ------------
Cash Flows From Operating Activities
  Net Income (Loss)                                                                 $   (719,755)         $     50,188
  Adjustments to Reconcile Net Income to Net Cash
  Provided By Operating Activities
  Depreciation                                                                            45,332                22,737
  Provision For Loan Losses                                                               95,837                     0
  Loss on Disposal of Fixed Assets                                                         1,910                     0
  Changes in Assets and Liabilities
    (Increase) Decrease in Prepaid Expenses                                               26,953               (58,364)
    (Increase) Decrease in Security Deposits                                               1,565                (1,250)
    (Increase) Decrease in Accrued Interest Receivable                                     2,238                (3,528)
    (Increase) Decrease in Deferred Taxes                                                (26,250)                    0
     Increase (Decrease) in Deferred Charges                                             (30,435)                    0
     Increase (Decrease) in Accounts Payable                                              71,231                33,601
                                                                                    ------------          ------------
       Total Adjustments                                                                 188,381                (6,804)
                                                                                    ------------          ------------
          Net Cash Flows Provided By (Used In) Operating Activities                     (531,374)               43,384

Cash Flows From Investing Activities
  Loans Originated                                                                    24,802,524            23,020,555
  Loans Repaid                                                                       (24,464,701)          (23,577,079)
  Advances to Officers                                                                    (1,800)              (28,712)
  Purchase of Fixed Assets                                                               (56,450)              (75,207)
                                                                                    ------------          ------------
          Net Cash Flows Provided By (Used In) Investing Activities                      279,573              (660,443)

Cash Flows From Financing Activities
  Net Advances Under Notes Receivable                                                   (234,112)             (443,265)
  Borrowings (Repayments) Under Promissory Notes                                        (389,180)            1,488,049
  Proceeds From the Sale of Notes Under the Offering                                     346,000                     0
  Advances Under Bridge Loans                                                            580,000                     0
  Gross Borrowings (Repayments) Under Line of Credit                                     281,250              (281,250)
  Repayment of Deferred Bank Loan                                                        (35,000)                    0
  Repayments Under Installment Notes Payable                                              (3,409)                    0
  Repayments Under Capital Lease Obligations                                                (579)                    0
  Repayments Under Installment Note                                                            0                (4,611)
  Distributions to Stockholder                                                           (16,724)              (36,847)
  Preferred Dividends                                                                    (73,636)                    0
                                                                                    ------------          ------------
          Net Cash Provided By Financing Activities                                      454,610               722,076
                                                                                    ------------          ------------

Increase in Cash and Cash Equivalents                                                    202,809               105,017
Cash and Cash Equivalents, Beginning of Year                                             227,958               122,941
                                                                                    ------------          ------------
  Cash and Cash Equivalents, End of Year                                            $    430,767          $    227,958
                                                                                    ============          ============
Supplemental Information:
Cash paid for:
  Interest                                                                          $    574,026          $    518,023
                                                                                    ============          ============
  Income taxes                                                                      $          0          $          0
                                                                                    ============          ============
Noncash Investing and Financing Activities:
  Notes Converted Through The Rescission Offer                                      $  2,029,000          $          0
                                                                                    ============          ============
  Refinance of Bridge Loan Through another Bridge Loan                              $    500,000          $          0
                                                                                    ============          ============
  Fixed Assets Acquired Under Capital Lease                                         $     50,572          $          0
                                                                                    ============          ============
  Exchange of Vehicle Under Installment Notes
    Payable for one Under Operating Lease                                           $     18,097          $          0
                                                                                    ============          ============
   Acquisition of Building Financed By Notes
     Payable/Line of Credit                                                         $          0          $    316,250
                                                                                    ============          ============
   Conversion of Promissory Notes Payable to Preferred Stock                        $          0          $    409,090
                                                                                    ============          ============

   The accompanying notes are an integral part of these financial statements.

                          MOUNTAIN STATES CAPITAL, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999

NOTE 1 - ORGANIZATION

Mountain States Capital, Inc. (the Company) was formed and organized under the laws of the State of Arizona on March 13, 1997, with an authorized capital of 25,000,000 shares of no par value common stock. On December 28, 1999, Mountain States amended its articles of incorporation to increase its authorized capital by 1,000,000 shares of no par value preferred stock.

The Company's board of directors has the authority to issue preferred stock in one or more series and to fix the number of shares, designations, voting powers, preferences, optional and other special rights, and the restrictions or qualifications thereof. The Board of Directors has designated 500,000 shares of preferred stock as Series A Preferred Stock, which entitles the holders to receive cumulative cash dividends at the rate of 18% per annum, payable monthly through December 31, 2002, and thereafter, are entitled to receive cumulative cash dividends at the rate of 9% per annum. Dividends are charged against retained earnings. The preferred shares are convertible, at the holder's option, into fully paid and nonassessable whole shares of common stock on a 10:1 basis upon prior written notice. The preferred stock ranks senior to the Company's common stock as to dividends and liquidation rights. The holders of Series A Preferred Stock have no voting rights on any matter to be voted on by the holders of Common Stock, including the right to elect directors. The Series A preferred stock does not have a sinking fund.

Mountain States provides short-term inventory financing, known in the automotive industry as "floor planning," to independent retail and wholesale automobile dealers. Mountain States provides its inventory financing through two distinct lending programs, the primary difference being the fee structure and the term of the loan. The "Mountain States" program, offered to all dealers, offers loans from five to thirty days in five-day increments and charges a financing fee for the number of days the loan is outstanding plus a $40 documentation fee. The "SourceOne" program, offered to qualified dealers, provides flat fee pricing, lines of credit, and same day funding and repayment terms of up to one month. The Mountain States program is also used as an overdraft accommodation for dealers currently using the SourceOne program. Rather than increase the dealer's line of credit, the Company may provide a short-term advance under the Mountain States program.

Mountain States is presently concentrating its activities in Maricopa County, Arizona and has opened a branch office in Houston, Texas.

The Company's financial statements have been prepared assuming the company will continue as a going concern. For the year ended December 31, 2000, the Company incurred a significant net loss and total liabilities exceeded total assets, resulting in a net stockholders' deficit. These factors raised substantial doubt about the Company's ability to continue as a going concern. The Company's ability to continue as a going concern was alleviated because the primary factors causing the net operating loss were fees incurred to file a Form SB-2 Registration Statement with the SEC to register its debt securities for sale and the temporary bridge loans obtained to temporarily fund operations and partially to pay down mature outstanding notes during the registration process. The Company was approved and began offering the notes for sale on November 22, 2000, and has raised approximately $250,000 as of the date of issuance of these financial statements. Additionally, for the one month ended January 2001, the Company generated a modest profit. Management's plans to retire debt include using the funds it raises to pay down old outstanding promissory notes, bridge loans, and its line of credit.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Method of Accounting
The Company's financial statements are prepared using the accrual method of accounting.

Cash and Cash Equivalents
The Company considers all highly liquid debt instruments with a maturity of three months or less when acquired to be cash and cash equivalents.

Economic Risks

In the normal course of business, the Company encounters economic risks which are comprised of interest rate risk, credit or lending risk, and market risk. Interest rate risk is the risk that unfavorable discrepancies will occur between the rates of interest earned by the Company on its floor plan loans and its own costs of borrowing funds in the market. Credit or lending risk is the risk of default on the Company's floor plan loans that results from the dealers' inability to make required payments. Market risk reflects changes in the value of collateral underlying the floor plan loans and the valuation of the Company's owned real estate.

The determination of allowance for loan losses is based on estimates that are susceptible to significant changes in the economic environment and market conditions. Management believes that the allowance for loan losses is adequate based on information currently available. A worsening in the state of the general economy or a protracted economic decline could increase the likelihood of losses due to credit and market risks and could create the need for substantial additions to the allowance for loan losses.

Concentration of Credit Risk

The Company maintains cash balances in excess of $100,000 at local banks. The balance is insured by the Federal Deposit Insurance Corporation up to $100,000.

Fixed Assets and Depreciation

Fixed assets are stated at cost and are depreciated on accelerated methods over their estimated useful lives.

Intangible Assets

Intangible assets are recorded at cost and consist of deferred charges representing fees paid for the sale of promissory notes. The Company amortizes the intangible assets using the straight-line method over the term of the specific promissory note. Continually, the Company evaluates whether the estimated useful life used to amortize the intangible asset is appropriate due to changing facts and circumstances resulting in increases or decreases in the assets' estimated useful life, and records the change prospectively.

Revenues

Revenues consists of finance fees and documentation fees from providing short-term financing and are recognized at the time financing arrangements have been completed. A pre-qualified automobile dealer obtains a loan from Mountain States for a short-term (from one to thirty days) for a fee, by executing a "Security Agreement," which establishes the terms and conditions of loans by Mountain States to the dealer, and a "Promissory Note, " which has the vehicle title attached to it. Mountain States holds the vehicle title during the duration of the loan. When the loan is paid off, the title is returned to the dealer. The number and amount of loans outstanding with each dealer is determined by Mountain States lending policy, assessment, and experience with that dealer.

Allowance for Loan Losses

Allowance for loan losses represents the provision charged to operations, decreased by charge-offs, net of recoveries. The allowance for loan losses is maintained at a level that, in management's judgment, is sufficient to absorb losses inherent in the finance receivables. Management periodically evaluates the adequacy of the allowance which is based on the Company's past loan loss experience, the dealer's ability to repay, the estimated value of any underlying collateral, and current economic conditions. When management determines that it is unlikely to recover, from any source, the amount of its advance, then the Company increases the allowance for loan losses or reduces the carrying value of the receivable to its estimated fair value and makes a charge to its allowance for loan losses in an amount equal to the difference between the Company's investment and its estimated fair value, in accordance with SFAS No. 114, "Accounting by Creditors for Impairment of a Loan," as amended by SFAS No. 118, "Accounting by Creditors for Impairment of a Loan-Income Recognition and Disclosure." Management believes that the allowance for loan losses is adequate based on information currently available.

Income Taxes

Effective January 1, 2000, the Company adopted the provision of Statement of Accounting Standards, "SFAS", No. 109, "Accounting for Income Taxes," and account for income taxes under these provisions. Under SFAS No. 109, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The Company was an "S" Corporation until December 31, 1999, and therefore all taxable income or losses and available tax credits were passed from the corporate entity to the individual stockholder. It was the responsibility of the individual stockholder to report the taxable income or losses and tax credits, and to pay any resulting income taxes. Thus, there is no provision for income taxes included for the year ended December 31, 1999.

Advertising Costs

Advertising costs are expensed as incurred. Total advertising costs expensed for the years ended December 31, 2000 and 1999, was $64,689 and $12,145.

Per Share of Common Stock

Basic earnings or loss per share is based on the weighted average number of common shares outstanding. Diluted earnings or loss per share is based on the weighted average number of common shares outstanding and dilutive common stock equivalents. All earnings or loss per share amounts in the financial statements are basic earnings or loss per share, as defined by SFAS No. 128, "Earnings Per Share." Diluted earnings or loss per share does not differ materially from basic earnings or loss per share for all periods presented. Convertible securities that could potentially dilute basic earnings per share in the future are not included in the computation of diluted earnings per share because to do so would be antidilutive. All per share and per share information are adjusted retroactively to reflect stock splits and changes in par value.

Use of Estimates

In conformity with generally accepted accounting principles, the preparation of financial statements requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Although these estimates are based on management's knowledge of current events and actions it may undertake in the future, actual results could differ significantly from those estimates.

Capital Structure

The Company discloses its capital structure in accordance with SFAS No. 129, "Disclosure of Information about Capital Structure," which establishes standards for disclosing information about an entity's capital structure.

Business Segment Information The Company operates in one industry segment, that being short-term inventory financing, known in the automotive industry as "floor planning," to independent retail and wholesale automobile dealers. The Company offers two lending programs and manages its business as two operating segments:
(1) the Mountain States Program and (2) the SourceOne Program.

Fair Value of Financial Instruments

In accordance with SFAS No. 107, "Disclosure About Fair Value of Financial Instruments, which requires the disclosure of fair value information about financial instruments when it is practicable to estimate that fair value and excessive costs would not be incurred, the following methods and assumptions were used in estimating the fair value of financial instruments: cash and cash equivalents-the carrying amounts for cash and cash equivalents approximate fair value; finance and notes receivables, prepaid expenses, officer loans, accounts payable and accrued liabilities-the carrying amounts approximate fair value due to their short maturities; and senior debt, subordinated debt, and bridge loans-the amounts are recorded at book values, which approximate the respective fair values, due to their short maturities.

Accounting for Derivative Instruments and Hedging Activities
In June 1998, the Financial Accounting Standard Board (FASB) issued SFAS No.
133. "Accounting for Derivative Instruments and Hedging Activities," which establishes accounting and reporting standards for derivative instruments and for hedging activities.

SFAS 133 is effective for all fiscal quarters beginning after June 15, 1999. In June 1999, the FASB issued SFAS No. 137 to defer the effective date of SFAS No. 133 to fiscal quarters of fiscal years beginning after June 15, 2000. The implementation of SFAS No. 137 had no effect on the Company's financial statements.

Recent Accounting Pronouncements

In December 1999, the SEC issued Staff Accounting Bulletin No. 101 ("SAB 101"), "Revenue Recognition In Financial Statements." SAB 101 summarizes certain of the SEC's views in applying generally accepted accounting principles to revenue recognition in financial statements. The Company is required to adopt SAB 101 no later than the fourth quarter of fiscal 2000. The Company implemented SAB 101 effective January 1, 2000. SAB 101 does not have a significant effect on the Company's financial statements.

Presentation

Certain prior year amounts have been reclassified to conform to fiscal 1999 presentation. These changes had no impact on previously reported results of operations or stockholders' equity.

Pending Accounting Pronouncements

It is anticipated that current pending accounting pronouncements will not have an adverse impact on the financial statements of the Company.

NOTE 3 - FINANCE AND NOTES RECEIVABLES

Finance and Notes Receivables, net of allowance for loan losses of $48,520 and $25,102 at December 31, 2000 and 1999, respectively, consists of the following at December 31:

                                                      2000           1999
                                                   -----------    -----------
Finance Receivables (1)                            $ 1,612,944    $ 1,950,768
Notes Receivables (2)                                  770,925        609,231
                                                   -----------    -----------
Total Finance and Notes Receivables                  2,383,869      2,559,999
Allowance for Loan Losses                              (48,520)       (25,102)
                                                   -----------    -----------
Finance and Notes Receivables, Net                 $ 2,335,349    $ 2,534,897
                                                   ===========    ==========

(1) Finance receivables consists entirely of dealer floor plan loans secured by the vehicle title, and due within thirty days.

(2) Notes Receivable represent certain finance receivables that management converted to notes due to lack of payment on a timely basis. Mountain States has successfully obtained a secured interest in all of the property collateralized by the notes and does not anticipate any losses from these loans. Mountain States is committed to protecting its interests.

Changes in the allowance for loan losses were as follows:

Balance, December 31, 1998                                             $ 25,102
Provision for loan losses                                                     0
Loans Charged Off                                                             0
Recoveries                                                                    0
                                                                       --------
Balance, December 31, 1999                                               25,102
Provisions for loan losses                                               95,837
Loans Charged Off                                                       (72,419)
Recoveries                                                                    0
                                                                       --------
Balance, December 31, 2000                                             $ 48,520
                                                                       ========

NOTE 4 - RELATED PARTY TRANSACTIONS

Officer loans of $45,908 and $46,347, including accrued interest of $1,290 and $3,528, at December 31, 2000 and 1999, respectively, represent advances to officers. These loans are unsecured, bear interest at 10% and are due on demand.

NOTE 5 - FIXED ASSETS

Fixed Assets consists of the following at December 31:

                                                        2000              1999
                                                      --------          --------
Building and Improvements                             $407,551          $375,895
Vehicles                                                63,063            74,874
Furniture and Fixtures                                  14,776             8,644
Computer Equipment                                      47,474             7,669
                                                      --------          --------
Total                                                  532,864           467,082
Less Accumulated Depreciation                           65,567            41,468
                                                      --------          --------
Net Book Value                                        $467,297          $425,614
                                                      ========          ========

Depreciation expense charged to operations during 2000 and 1999 was $45,332 and $22,737, respectively.

NOTE 6 - SENIOR DEBT

Senior debt consists of the following at December 31:

                                                       2000              1999
                                                     --------         ----------
Line of Credit (1)                                   $281,250         $        0
Bank Loan (2)                                               0             35,000
Installment Notes Payable (3)                               0             21,506
Promissory Notes Payable (4)                          210,674          2,628,854
                                                     --------         ----------
Total                                                $491,924         $2,685,360
                                                     ========         ==========

(1) Line of Credit - Mountain States operates under a line of credit dated November 9, 1999, in the original amount of $281,250. Interest payments are due monthly on the ninth of each month, payable at 9.75% of the unpaid outstanding principal balance of each advance. The line of credit is secured by the building located at 1407 E. Thomas Road, Phoenix, Arizona, the Company's headquarters, and personally guaranteed by the Company's president. The loan is due in full on November 9, 2001. At December 31, 2000, the Company was fully advanced under the line of credit.

(2) Bank Loan - represents a carryback loan of $35,000 encumbered to purchase the building located at 1407 E. Thomas Road, Phoenix, Arizona, the Company's headquarters. The loan was paid in full during 2000.

(3) Installment Notes Payable - represents a vehicle loan with Chrysler Financial Services for a 1998 Dodge Durango, payments due in sixty monthly installments of $634.88 each, beginning July 3, 1998, including interest at 12.5%. The loan is secured by the vehicle. During 2000, the vehicle was traded in for another vehicle financed under an operating lease.

(4) Promissory Notes Payable - represent various promissory notes (consisting of 15 at December 31, 2000 and 75 at December 31, 1999), written for a basic period of nine months, pay simple interest on the principal balance of the note at varying rates from 18-24% per annum, and payable monthly on the last day of the month unless the holder elects to defer interest payments, which are compounded monthly until paid. All accrued interest was paid through December 31, 2000 and 1999. These notes are due on demand after ninety days written notice. The Company has the right to prepay the outstanding principal, in whole or in part, without penalty at any time. These notes are technically in default. All notes are secured by a general pledge of all assets owned or later acquired by the Company, which primarily represent cash, finance and notes receivables, and the Company's office building where it is headquartered. See Note 7.

NOTE 7 - SUBORDINATED DEBT

During 2000, Mountain States filed a Form SB-2 Registration Statement under the Securities Act of 1933 to offer to the holders of the outstanding promissory notes payable at December 31, 1999, the opportunity to rescind or void their purchase of the outstanding notes, on or before February 14, 2001. In addition, Mountain States offered to sell up to $10,000,000 aggregate principal amount of 18%, 12 month, unsecured newly issued promissory notes at their face amount, $5,000 minimum value, offering period terminating no later than March 1, 2002.

In connection with the offering, Heritage West Securities, Inc., the Company's registered broker-dealer underwriting the offering of the new promissory notes, is entitled to compensation of 1.5% of all new notes sold to purchasers who have a preexisting relationship with the Company and 3% of all new notes sold to purchasers who are identified by Heritage West and have no existing relationship with the Company other than only as new note holders. The Company also agreed to pay Heritage West a fee equal to the greater of $25,000 or 1.5% of the total amount of principal and accrued but unpaid interest of the outstanding notes applied toward the purchase of new notes by rescission offerees who have accepted the rescission offer. As of December 31, 2000, $22,500 has been paid and $7,935 is included in accounts payable. Total fees earned of $30,435 are classified as a contra account to Subordinated Debt and are amortized ratably over the life of the promissory notes, which is twelve months. See Note 12.

The new notes consist of two types: (1) monthly payment new notes, on which accrued interest is paid on a monthly basis, and (2) accrual new notes, on which accrued interest is compounded monthly and earn interest until the maturity date. The holders of new notes have the right to require the Company to repurchase them on 90 days advance written notice to the Company's trustee, U.S. Bank Trust and the Company. In addition, the Company reserves the right to exercise its optional redemption rights. Mountain States may redeem the new notes for cash, in whole, at any time prior to maturity, and without penalty. The redemption amount includes 100% principal and unpaid but accrued interest.

Subordinated debt at December 31, 2000, represents the holders of promissory notes responding to the rescission offer in addition to newly issued promissory notes as follows:

Holders accepting the rescission offer                              $ 2,029,000
Newly issued promissory notes                                           346,000
                                                                    -----------
Total Subordinated Debt                                             $ 2,375,000
Less Deferred Charges                                                   (30,435)
                                                                    -----------
Net Subordinated Debt                                               $ 2,344,565
                                                                    ===========

NOTE 8 - BRIDGE LOANS

During the year, the Company obtained three separate bridge loans to fund additional floor planning loans and partly to repay mature outstanding promissory notes from Heritage West, L.L.C., a related party to Heritage West Securities, Inc., the Company's registered broker-dealer underwriting the offering of the new promissory notes. The bridge loans and terms are as follows:

(1) $500,000 - dated September 30, 2000, unsecured, bearing interest at 24% per annum, interest due monthly, and payable in full on December 31, 2000, with the option to extend the term for three consecutive 30-day periods.

(2) $55,000 - dated November 30, 2000, unsecured, bearing interest at 24% per annum, interest due monthly, and payable in full on December 31, 2000, with the option to extend the term for three consecutive 30-day periods.

(3) $25,000 - dated December 15, 2000, unsecured, bearing interest at 24% per annum, interest due monthly, and payable in full on December 31, 2000, with the option to extend the term for three consecutive 30-day periods.

All three bridge loans, including outstanding principal and interest, are due March 31, 2001. Mountain States has paid all accrued interest through December 31, 2000.

NOTE 9 - COMMITMENTS AND CONTINGENCIES

Mountain States has the following commitments and contingencies at December 31:

COMMITMENTS - Mountain States operates under a line of credit dated November 9, 1999, in the original amount of $281,250. Interest payments are due monthly on the ninth of each month, payable at 9.75% of the unpaid outstanding principal balance of each advance. The loan is due in full on November 9, 2001. At December 31, 2000, the Company was fully advanced under the line of credit.

OPERATING LEASES - Mountain States leases office and equipment under various noncancelable operating lease agreements which expire through September 2004. Rent expense charged to operations during 2000 and 1999 was $11,561 and $33,764, respectively. Future minimum rentals are due as follows: (2001: $10,149), (2002:
$7,838), (2003: $7,838), and (2004: $5,226).

CAPITAL LEASES - Mountain States leases various office and equipment under capital leases which contain purchase options at the end of the leases. Assets under capital leases are summarized as follows at December 31:

Vehicles                                                                 $26,328
Computer Equipment                                                        24,244
                                                                         -------
Total                                                                     50,572
Accumulated Depreciation                                                   6,005
                                                                         -------
Net Assets                                                               $44,567
                                                                         =======

Future minimum payments under noncancelable leases are as follows:

2001                                                                   $ 15,502
2002                                                                     15,502
2003                                                                     15,502
2004                                                                     10,174
2005                                                                      6,362
                                                                       --------

Total minimum lease payments                                             63,042
Less amount representing interest                                       (13,050)
                                                                       --------
Present Value of the minimum lease payments                            $ 49,992
                                                                       ========

OFFERING COSTS - Mountain States is committed to pay compensation to Heritage West Securities, Inc., the Company's registered broker-dealer underwriting the offering of the new promissory notes, based on the new notes sold. Heritage West is entitled to 1.5% of all new notes sold to purchasers who have a preexisting relationship with the Company and 3% of all new notes sold to purchasers who are identified by Heritage West and have no existing relationship with the Company other than only as new note holders. The Company also agreed to pay Heritage West a fee equal to the greater of $25,000 or 1.5% of the total amount of principal and accrued but unpaid interest of the outstanding notes applied toward the purchase of new notes by rescission offerees who have accepted the rescission offer. As of December 31, 2000, $22,500 has been paid and included in accounts payable is $7,935. See Note 12.

CONTINGENCIES - On January 21, 2000, the State of Texas State Securities Board entered into an Administrative Order against Mountain States assessing a $30,000 administrative fine for the sale of unregistered securities in Texas in the form of promissory notes. Mountain States had sold those notes during 1999 by placing advertisements in publications of general circulation in Texas. The order has been executed by all of the parties and the Company has paid the fine. Included in the 1999 financial statements is an accrual of $30,000 for this fine.

NOTE 10 - INCOME TAXES

There is no current or deferred tax expense for the years ended December 31, 2000, due to the Company's loss position. The benefits of timing differences have not been previously recorded. The deferred tax consequences of temporary differences in reporting items for financial statement and income tax purposes are recognized, as appropriate. Realization of the future tax benefits related to the deferred tax assets is dependent on many factors, including the Company's ability to generate taxable income. Management has considered these factors in reaching its conclusion as to the valuation allowance for financial reporting purposes. The income tax effect of temporary differences comprising the deferred tax assets and deferred tax liabilities on the accompanying balance sheet is a result of the following:

Deferred Tax Asset
Net operating loss carryforward                                       $ 269,753
Deferred Tax Liability
Allowance for loan losses                                                 7,962
                                                                      ---------

Total                                                                   261,791
Valuation Allowance                                                    (235,541)
                                                                      ---------
Net Deferred Tax Assets                                               $  26,250
                                                                      =========

A reconciliation between the statutory federal income tax rate (34%) and the effective income rate of income tax expense for the year ended December 31, 2000 is as follows:

Statutory Federal Income Tax Rate                                        (34.0)%
Change in Valuation Allowance                                             37.3%
                                                                         -----
Effective Income Tax Rate                                                 (3.3)%
                                                                         =====

The benefit for income taxes at December 31, 2000 consisted of a deferred tax asset.

The net change in the valuation allowance for the year ended December 31, 2000, was a decrease of $235,541. The Company has available net operating loss carryforwards of approximately $793,000 for tax purposes to offset future taxable income, which expire in the year 2020.

During 1999, the Company was an S Corporation, all taxable income or losses and available tax credits were passed from the corporate entity to the individual stockholder. It was the responsibility of the individual stockholder to report the taxable income or losses and tax credits, and to pay any resulting income taxes. Thus, there is no provision for income taxes for the year ended December 31, 1999.

Subsequent to its election of S Corporation status, the Company paid a distribution of $16,724 to its sole shareholder to pay for the 1999 earnings of the S Corporation taxed at the individual level. The distribution was made during the post-termination period, defined as the 120-day period beginning on the date following the S corporation's election termination, and therefore is treated as if the distribution were made by an S Corporation.

NOTE 11 - SEGMENT INFORMATION

Beginning July 1999, Mountain States managed its lending programs as two operating segments: (1) the Mountain States Program and (2) the SourceOne Program. The accounting policies of the segments are the same as those described in the summary of significant accounting policies. The Company evaluates performance based on operating earnings. Due to the early stage nature of the SourceOne Program, management allocates primarily all of its corporate, selling and general and administrative expenses to the Mountain States Program. Segment information is as follows at December 31:

                                  Mountain States     SourceOne
2000                                 Program           Program           Total
----                                 -------           -------           -----
Revenues                            $  878,839        $174,059        $1,052,897
Operating Loss                         634,104         111,901           746,005
Total Assets                         2,717,882         625,369         3,343,251
Fixed Assets                           532,864               0           532,864
Depreciation                            45,332               0            45,332

                                  Mountain States     SourceOne
1999                                 Program           Program           Total
----                                 -------           -------           -----
Revenues                            $1,123,234        $ 53,927        $1,177,161
Operating Income                        42,660           7,528            50,188
Total Assets                         2,979,807         321,207         3,301,014
Fixed Assets                           467,082               0           467,082
Depreciation                            22,737               0            22,737

NOTE 12 - SUBSEQUENT EVENTS

(1) OFFERING RESULTS - As of the date of issuance of these financial statements, the last 40-day response period for the rescission offer concluded on February 14, 2001, and holders of $1,932,553 in outstanding principal balance elected to apply their note proceeds to purchase new notes, holders of $37,434 were paid cash, holders of $171,900 elected to retain their outstanding notes, and an additional $582,447 in new notes was purchased under the offering. The Company intends to repay the outstanding notes not redeemed in the rescission offer of $171,900 with proceeds of the offering, as funds become available.

(2) BROKER/DEALER AGREEMENT - On February 15, 2001, the Company amended the Rescission/Distribution Broker/Dealer Agreement to change the broker/dealer fee structure as follows:

(a) six percent (6%) of the face amount of all new note subscription where the offeree is not a current or past new note holder, is identified by the broker/dealer, and does not have an existing relationship with, or was not identified by, the Company;

(b) six percent (6%) of the face amount of all new note subscription where the offeree is a current or past new note holder, but is not, and has not ever been, identified by the Company, and is not a rescission offeree;

(c) no fee on all new note subscriptions where the offeree is a rescission offeree who is applying his or her outstanding note balance toward the purchase of the new notes; and

(d) one half percent (1/2%) of the face amount of all new note subscriptions issued pursuant to the registration statement and do not fall into one of the three categories described above.

All fees are due in full ten (10) days after the date of the Company's receipt of fully-collected subscription proceeds for the new notes.

            INDEX TO FINANCIAL STATEMENTS--YEARS 1999, 1998 AND 1997
                                                                            Page
                                                                            ----
Independent Auditor's Report.............................................. F-24

Financial Statements:

  Statement of Operations for Years Ended December 31, 1999,
    and 1998, and for the period from March 13, 1997
    (Inception) to December 31, 1997...................................... F-25

  Balance Sheets as of December 31, 1997, 1998, and 1999 ................. F-26

  Statement of Stockholders' Equity for the Period from March 13, 1997
    (Inception) to December 31, 1999...................................... F-28

  Cash Flow Statements for Years Ended December 31, 1999 and 1998,
    and for the period from March 13, 1997 to December 31, 1997........... F-29

  Notes to Financial Statements........................................... F-32

                          INDEPENDENT AUDITORS' REPORT


Board of Directors
Mountain States Capital, Inc.
Phoenix, Arizona 85016

We have audited the accompanying balance sheets of Mountain States Capital, Inc., as of December 31, 1999, 1998, and 1997, and the related statements of income, stockholders' equity, and cash flows for the years then ended, and for the period from Inception (March 13, 1997) to December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principals used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits of the financial statements provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 1999, 1998, and 1997, and the results of its operations and its cash flows for the periods indicated, in conformity with generally accepted accounting principles.

/s/ Clancy and Co.

Clancy and Co., P.L.L.C.
Phoenix, Arizona
February 8, 2000

                          MOUNTAIN STATES CAPITAL, INC.
                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1999,
         THE PERIOD FROM MARCH 13, 1997 (INCEPTION) TO DECEMBER 31, 1997



                                Period from
                               March 13, 1997     Year Ended December 31,
                               to December 31,  ---------------------------
                                    1997           1998            1999
                                -----------     -----------     -----------


Revenues
  Finance Fee Income            $   185,459     $   749,503     $   971,350
  Document Fee Income                27,861         157,679         201,618
                                -----------     -----------     -----------
Total Revenues                      213,320         907,182       1,172,968

Expenses
  Interest Expense                   35,791         343,411         514,863
  Salaries and Fringe
  Benefits                                0         227,240         298,109
  Provision for Loan
  Losses                                  0          50,181               0
  Other Operating
  Expenses                           67,298         176,642         309,808
                                -----------     -----------     -----------
Total Expenses                      103,089         797,474       1,122,780

Operating Income (Loss)             110,231         109,708          50,188

Less: Preferred Dividends                 0               0               0
                                -----------     -----------     -----------

Net Income (Loss) Available
to Common Stockholders          $   110,231     $   109,708     $    50,188
                                ===========     ===========     ===========
Basic Income (Loss) Per
Common Share                    $      0.11     $      0.11     $      0.05
                                ===========     ===========     ===========
Basis Weighted Average
Number of Shares
Outstanding                       1,000,000       1,000,000       1,000,000
                                ===========     ===========     ===========

   The accompanying notes are an integral part of these financial statements.

                          MOUNTAIN STATES CAPITAL, INC.
                                 BALANCE SHEETS
                        DECEMBER 31, 1997, 1998 AND 1999

                                                                     AT DECEMBER 31,
                                                       --------------------------------------------
                                                          1997             1998             1999
                                                       ----------       ----------       ----------
ASSETS
  Cash                                                $   80,278      $  122,941         $  227,958
  Finance Receivables, Net (Note 3)                      448,487       1,369,141          1,925,665
  Prepaid Expenses                                             0           1,422             59,786
  Notes Receivable (Note 4)                                    0         165,967            609,232
  Other Accounts Receivable (Note 5)                      32,901               0                  0
  Fixed Assets, Net (Note 6)                                   0          56,895            425,614
  Security Deposits                                            0           5,162              6,412
  Officer Loans (Note 7)                                       0          14,107             42,819
  Accrued Interest Receivable (Note 7)                         0               0              3,528
                                                      ----------      ----------         ----------

       TOTAL ASSETS                                   $  561,666      $1,735,635         $3,301,014
                                                      ==========      ==========         ==========

   The accompanying notes are an integral part of these financial statements.

                          MOUNTAIN STATES CAPITAL, INC.
                                 BALANCE SHEETS
                        DECEMBER 31, 1997, 1998 AND 1999

                                                                     AT DECEMBER 31,
                                                       --------------------------------------------
                                                          1997             1998             1999
                                                       ----------       ----------       ----------
LIABILITIES
  Senior Debt (Note 8)                                   445,099         1,576,013        2,685,360
  Accounts Payable and Accrued
    Liabilities (Note 9)                                       0                 0           33,601
  Notes Payable, Related Parties
    (Note 7)                                               5,336                 0                0
                                                       ---------       -----------       ----------
Total Liabilities                                        450,435         1,576,013        2,718,961

Contingencies and Commitments (Note 9)                      None              None

Stockholders' Equity

  Preferred Stock, Authorized 1,000,000
   Shares of No Par Value, Issued and
   Outstanding 409,090 Shares                                  0                 0          409,090

  Common Stock, Authorized 25,000,000
   Shares of $.001 Par Value, Issued and
   Outstanding 1,000,000                                   1,000             1,000            1,000

Retained Earnings (a deficit)                            110,231           158,622          171,963
                                                       ---------       -----------       ----------
Total Stockholders' Equity                               111,231           159,622          582,053

       TOTAL LIABILITIES & STOCKHOLDERS' EQUITY        $ 561,666       $ 1,735,635      $ 3,301,014
                                                       =========       ===========      ===========

   The accompanying notes are an integral part of these financial statements.

                          MOUNTAIN STATES CAPITAL, INC.
                       STATEMENTS OF STOCKHOLDERS' EQUITY
       FOR THE PERIOD FROM MARCH 13, 1997 (INCEPTION) TO DECEMBER 31, 2000

                                                      For the Period
                                                           from
                                                      March 13, 1997
                                                       (Inception)           Year Ended December 31,
                                                      to December 31,      ----------------------------
                                                           1997              1998               1999
                                                         ---------         ---------          ---------
Preferred Stock
  Conversion of Debt to Preferred Stock
  at $1.00 per share, December 1999                             --                --          $ 409,090
                                                         ---------         ---------          ---------
Balance, End of Year                                            --                --          $ 409,090

Common Stock and Additional Paid in Capital
  Issuance of 1,000,000 shares of Common
  Stock for Cash at $0.001 Per Share,
  March 13, 1997                                             1,000                 0                  0
  Balance, Beginning of Year                                     0             1,000              1,000
                                                         ---------         ---------          ---------
Balance, End of Year                                         1,000             1,000              1,000

Retained Earnings (A Deficit)
  Balance, Beginning of Year                                    --           110,231            158,622
  Net Income (Loss)                                        110,231           109,708             50,188
  Preferred Cash Dividends                                       0                 0                  0
  Cash Distribution to Stockholder                               0           (61,317)           (36,847)
                                                         ---------         ---------          ---------
Balance, End of Year                                       110,231           158,622            171,963
                                                         ---------         ---------          ---------

Total Stockholders' Equity                               $ 111,231         $ 159,622          $ 582,053
                                                         =========         =========          =========

   The accompanying notes are an integral part of these financial statements.

                          MOUNTAIN STATES CAPITAL, INC.
                            STATEMENTS OF CASH FLOWS
               FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1999, AND
         THE PERIOD FROM MARCH 13, 1997 (INCEPTION) TO DECEMBER 31, 1997

                                                                            Period from
                                                                             March 13,
                                                                              1997 to       Year Ended December 31,
                                                                            December 31,    ------------------------
                                                                               1997           1998            1999
                                                                             ---------      ---------       --------
                                                                            (Unaudited)    (Unaudited)
Cash Flows from Operating Activities
  Net Income (Loss)                                                          $ 110,231      $ 109,708       $ 50,188
  Adjustments to Reconcile Net Income
   (Loss) to Net Cash Provided by (used in) Operating
    Activities
    Depreciation                                                                     0         18,731         22,737
    Loss on Sale of Assets                                                           0              0              0
    Allowance for Doubtful
    Accounts                                                                         0         25,102              0

Changes in Assets and Liabilities
  (Increase) Decrease in Prepaid Expenses                                            0         (1,422)       (58,364)
  (Increase) Decrease in Other Accounts Receivable                             (32,901)        32,901              0
  (Increase) Decrease in Security Deposits                                           0         (5,162)        (1,250)
  (Increase) Decrease in Accrued Interest Receivable                                 0              0         (3,528)
  (Increase) Decrease in Accounts Payable and Accrued Liabilities                    0              0         33,601
                                                                             ---------      ---------       --------
      Total Adjustments                                                        (32,901)        70,150         (6,804)
                                                                             ---------      ---------       --------
          Net Cash Provided by (Used In) Operating Activities                   77,330        179,858         43,384

   The accompanying notes are an integral part of these financial statements.

                          MOUNTAIN STATES CAPITAL, INC.
                            STATEMENTS OF CASH FLOWS
               FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1999, AND
         THE PERIOD FROM MARCH 13, 1997 (INCEPTION) TO DECEMBER 31, 1997

                                                                 Period from
                                                                  March 13,
                                                                   1997 to          Year Ended December 31,
                                                                 December 31,    -----------------------------
                                                                    1997            1998             1999
                                                                 -----------     ------------     ------------
Cash Flows from Investing Activities
  Loans Originated                                               $ 2,983,815     $ 19,860,833     $ 23,020,555
  Loans Repaid                                                    (3,432,302)     (20,806,589)     (23,577,079)
  Purchase of Fixed Assets                                                 0          (47,553)         (75,207)
                                                                 -----------     ------------     ------------
Net Cash Provided by (Used In)
 Investing Activities                                               (448,487)        (993,309)        (631,731)

Cash Flows from Financing Activities
  Proceeds from the Issuance of Common Stock                           1,000                0                0
  Net Advances Under Notes Receivable                                      0         (165,967)        (443,265)
  Net Borrowings Under Promissory Notes                              445,099        1,104,796        1,488,049
  Payments Under Installment Note                                          0           (1,955)          (4,611)
  Repayments Under Line of Credit                                          0                0         (281,250)
  Borrowings Under Promissory Note/Bridge Loan
  Repayments Under Note/Bridge Loan
  Dividends Paid
  Advances (Repayments) from Related Parties                           5,336           (5,336)               0
  Repayments Under Notes Payable, Bank Loan
  Distributions to Stockholder                                             0          (61,317)         (36,847)
  Advances to Officers                                                     0          (14,107)         (28,712)
                                                                 -----------     ------------     ------------
          Net Cash Provided by (Used In) Financing Activities    $   451,435     $    856,114     $    693,364
                                                                 -----------     ------------     ------------

   The accompanying notes are an integral part of these financial statements.

                          MOUNTAIN STATES CAPITAL, INC.
                            STATEMENTS OF CASH FLOWS
               FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1999, AND
         THE PERIOD FROM MARCH 13, 1997 (INCEPTION) TO DECEMBER 31, 1997

                                                             Period from
                                                              March 13,
                                                               1997 to      Year Ended December 31,
                                                             December 31,   ----------------------
                                                                 1997         1998          1999
                                                               -------      --------      --------
Increase (Decrease) in Cash and Cash Equivalents               $80,278      $ 42,663      $105,017
Cash and Cash Equivalents, Beginning of Period                       0        80,278       122,941
                                                               -------      --------      --------
Cash and Cash Equivalents, End of Period                       $80,278      $122,941      $227,958
                                                               =======      ========      ========

Supplemental Information:
Cash Paid for Interest                                         $35,791      $345,341      $518,023
                                                               =======      ========      ========
  Income Taxes                                                 $     0      $      0      $      0
                                                               =======      ========      ========

Noncash Investing and Financing Activities:

Acquisition of Vehicle Financed through
  Installment Notes Payable                                    $     0      $ 28,073      $      0
                                                               =======      ========      ========
Acquisition of Building Financed Through
  Notes Payable / Line of Credit                                     0             0       316,250
                                                               =======      ========      ========
Conversion of Promissory Notes Payable
  to Preferred Stock                                                 0             0       409,090
                                                               =======      ========      ========
Exchange of Vehicle Under Capital Lease
  For Vehicle Under Operating Lease                                  0             0             0
                                                               =======      ========      ========

   The accompanying notes are an integral part of these financial statements.

                          MOUNTAIN STATES CAPITAL, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                        DECEMBER 31, 1999, 1998 AND 1997

NOTE 1 - ORGANIZATION

Mountain States Capital, Inc. was formed and organized under the laws of the State of Arizona on March 13, 1997, with an authorized capital of 25,000,000 shares of no par value common stock. On December 28, 1999, Mountain States amended its articles of incorporation to increase its authorized capital by 1,000,000 shares of no par value preferred stock.

The preferred stock is designated as Series A Preferred Stock and entitles the holders to receive cumulative cash dividends at the rate of 18% per annum, payable monthly through December 31, 2002. Thereafter, the holders shall be entitled to receive cumulative cash dividends of 9% per annum. Dividends are charged against retained earnings. The preferred shares are convertible, at the holder's option, into common stock on a ten (10)shares of Series A Preferred Stock for one (1) share of common stock basis by giving written notice. The preferred stock ranks senior to Mountain States' common stock as to dividends and liquidation rights. The holders of Series A Preferred Stock have no voting rights on any matter to be voted on by the holders of Common Stock.

Mountain States is in the business of providing "floor planning" for independent automobile dealers. Floor planning is a type of short-term inventory financing that offers to independent pre-owned automobile dealers a ready, flexible, and reliable source of funds to purchase automobiles for their inventory. Mountain States is presently concentrating its activities in Maricopa County, Arizona. It also conducts additional floor plan financing activities through its division, SourceOne, which provides slightly lower interest rates on its financing to independent automobile dealers in order to compete with national floor planning competitors.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Method of Accounting

Mountain States' financial statements are prepared using the accrual method of accounting.

Cash and Cash Equivalents

Mountain States considers all highly liquid debt instruments with a maturity of three months or less to be cash and cash equivalents.

Concentration of Credit Risk

Mountain States maintains cash balances in excess of $100,000 at a local bank. The balance is insured by the Federal Deposit Insurance Corporation up to $100,000.

Fixed Assets and Depreciation

Fixed assets are stated at cost and are depreciated on accelerated methods over their estimated useful lives.

                          MOUNTAIN STATES CAPITAL, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                        DECEMBER 31, 1999, 1998 AND 1997

Finance Receivables and Revenues

Revenues consists of providing financing for the acquisition of vehicle inventory and are recognized at the time financing arrangements have been completed. A pre-qualified automobile dealer obtains a loan from Mountain States for a short term, from one to thirty days, for a fee, by executing a "Security Agreement," which establishes the terms and conditions of loans by Mountain States to the dealer, and a "Promissory Note," which has the vehicle title attached to it. Mountain States holds the vehicle title during the duration of the loan. When the loan is paid off, the title is returned to the automobile dealer.

The number and amount of loans outstanding with a dealer is determined by company policy, assessment, and experience with that dealer.

Allowance for Loan Losses is increased by changes to income and decreased by charge offs, net of receivables. Management periodically evaluates the adequacy of the allowance which is based on Mountain States' past loan loss experience, the borrower's ability to repay, the estimated value of any underlying collateral, and current economic conditions.

Income Taxes

Mountain States is an "S" Corporation, and therefore all taxable income or losses and available tax credits are passed from the corporate entity to the individual stockholder. It is the responsibility of the individual stockholder to report the taxable income or losses and tax credits, and to pay any resulting income taxes. Thus, there is no provision for income taxes included in these financial statements.

Mountain States has adopted the provision of Statement of Financial Accounting Standards, "SFAS", No. 109, "Accounting for Income Taxes," and will account for income taxes under these provisions effective January 1, 2000. Under SFAS No. 109, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse. See Note 10.

Use of Estimates

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing the financial statements.

Pending Accounting Pronouncements

It is anticipated that current pending accounting pronouncements will not have an adverse impact on the financial statements of Mountain States.

Presentation

Certain prior year amounts have been reclassified to conform to fiscal 1998 presentation. These changes had no impact on previously reported results of operations or stockholders' equity.

Per Share of common Stock

Effective March 1997, basic earnings or loss per share has been computed based on the weighted average number of common shares outstanding. All earnings or loss per share amounts in the financial statements are basic earnings or loss per share, as defined by SFAS No. 128, "Earnings Per Share." Convertible securities that could potentially dilute basic earnings

                          MOUNTAIN STATES CAPITAL, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                        DECEMBER 31, 1999, 1998 AND 1997

per share in the future were not included in the computation of diluted earnings per share because to do so would be antidilutive for the periods presented. Diluted earnings or loss per share does not differ materially from basic earnings or loss per share for all periods presented. All per share and per share information are adjusted retroactively to reflect stock splits and changes in par value.

Stock-Based Compensation

Mountain States accounts for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." Compensation cost for stock options, if any, is measured as the excess of the quoted market price of the Company's stock at the date of grant over the amount an employee must pay to acquire the stock. SFAS No. 123, "Accounting for Stock-Based Compensation," established accounting and disclosure requirements using a fair-value-based method of accounting for stock-based employee compensation plans. Mountain States has elected to remain on its current method of accounting as described above, and has adopted the disclosure requirements of SFAS No. 123, effective March 1997.

Capital Structure

Mountain States has implemented SFAS No. 129, "Disclosure of Information about Capital Structure," effective January 1, 1998, which established standards for disclosing information about an entity's capital structure. The implementation of SFAS No. 129 had no effect on Mountain States' financial statements.

Comprehensive Income

Mountain States has implemented SFAS No. 130, "Reporting Comprehensive Income," effective January 1, 1998, which requires companies to classify items of other comprehensive income by their nature in a financial statement and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid in capital in the equity section of a statement of financial position. The implementation of SFAS No. 130 had no effect on Mountain States' financial statements.

Business Segment Information

Mountain States has implemented SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," effective January 1, 1998. The implementation of SFAS No. 131 had no effect on Mountain States' financial statements.

NOTE 3 - FINANCE RECEIVABLES

Finance Receivables, net of an allowance of $25,102, at December 31, 1999, 1998 and 1997, of $1,925,665, $1,369,141 and $448,487, respectively, consists entirely of dealer loans secured by the vehicle title, and are due within thirty days. Included in the balance are finance fees of approximately $86,000, $74,000 and $21,000, at December 31, 1999, 1998, and 1997, respectively.

NOTE 4 - NOTES RECEIVABLE

Notes Receivable of $609,232 and $165,967 at December 31, 1999 and 1998, respectively, represent various finance receivables converted to notes due to lack of payment on a timely basis. Mountain States has successfully obtained a secured interest in all of the property collateralized by the notes and does not anticipate any losses from these loans. Mountain States is committed to protecting its interests.

                          MOUNTAIN STATES CAPITAL, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                        DECEMBER 31, 1999, 1998 AND 1997

NOTE 5 - OTHER ACCOUNTS RECEIVABLE

Other Accounts Receivable totaling $32,901 at December 31, 1997, represent amounts due under contract from a dealer engaged in the same line of business for servicing dealer contracts. The amount was paid in 1998.

NOTE 6 - FIXED ASSETS

Fixed Assets consists of the following at December 31:

                                                        1999              1998
                                                      --------          -------

     Building and Improvements                        $375,895          $     0
     Vehicles                                           74,874           66,374
     Furniture and Fixtures                              8,644            4,623
     Computer Equipment                                  7,669            4,629
                                                      --------          -------
     Total                                             467,082           75,626
     Less Accumulated Depreciation                      41,468           18,731
                                                      --------          -------
     Net Book Value                                   $425,614          $56,895
                                                      ========          =======

Depreciation expense charged to operations during 1999 and 1998, was $22,737 and $18,731, respectively.

NOTE 7 - RELATED PARTY TRANSACTIONS

Officer loans of $42,819 and $14,107 at December 31, 1999 and 1998, respectively, represent advances to officers. These loans are unsecured, bear interest at 10%, and are due on demand. Accrued interest of $3,528 is due at December 31, 1999.

Notes Payable, Related Parties at December 31, 1997, represents loans to Mountain States and payments for expenses incurred on behalf of Mountain States from related parties within it. No interest is accruing on these loans. Mountain States repaid the loans in February 1998.

NOTE 8 - SENIOR DEBT

Senior Debt consists of the following at December 31:

     SENIOR DEBT                          1999           1998           1997
                                       ----------     ----------     ----------
     Promissory Notes Payable (1)       2,628,854      1,549,895        445,099
     Installment Notes Payable (2)         21,506         26,118              0
     Bank Loan (3)                         35,000              0              0
                                       ----------     ----------     ----------
                                       $2,685,360     $1,576,013     $  445,099
                                       ==========     ==========     ==========

(1) Promissory Notes Payable represents various promissory notes written for a basic period of nine months, pay simple interest at an average rate of 1.87%, 2.33% and 2.66% per month for 1999, 1998, and 1997,

                          MOUNTAIN STATES CAPITAL, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                        DECEMBER 31, 1999, 1998 AND 1997

respectively, and may be renewed by mutual agreement of Mountain States and the lender. Interest is paid monthly and the principal is repaid at the end of the period or the final renewal period. These notes are due on demand after ninety days written notice. All notes are secured, and are collateralized by vehicle titles and proceeds of previous loans.

Promissory Notes Payable at December 31, 1999, 1998, and 1997 are $2,628,854, representing 75 notes, $1,549,895, representing 42 notes, and $445,099, representing 24 notes, respectively. Interest on notes payable has been paid through December 31, 1999, 1998 and 1997.

(2) Installment Notes Payable represents a vehicle loan with Chrysler Financial Services for a 1998 Dodge Durango. Payments are due in sixty monthly installments, beginning July 3, 1998, including interest at 12.5%. The loan is secured by the vehicle.

The balance at December 31, 1999 and 1998 consists of the following:

                                                     1999           1998
                                                   --------       --------
     Notes Payable                                 $ 21,506       $ 26,118
     Less Current Portion                            (5,224)        (4,612)
                                                   --------       --------
     Notes Payable, Noncurrent Portion             $ 16,282       $ 21,506
                                                   ========       ========

(3) Notes Payable at December 31, 1999, represents a carry back loan of $35,000 encumbered to purchase the building located at 1407 E. Thomas Road, Phoenix, Arizona, Mountain States' headquarters. The loan is current and is due in 12 monthly payments of $3,077.06.

Future minimum payments are due as follows at December 31, 1999:

           2000                    $2,669,078
           2001                    $    5,393
           2002                    $    6,629
           2003                    $    4,260

NOTE 9 - COMMITMENTS AND CONTINGENCIES

OPERATING LEASE - Mountain States leases office and equipment under various noncancellable operating lease agreements which expire through June 2001. Rent expense charged to operations during 1999 and 1998 was $33,764 and $15,106, respectively

Future minimum rentals are due as follows:


           2000                    $ 9,618
           2001                    $ 2,696

                          MOUNTAIN STATES CAPITAL, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                        DECEMBER 31, 1999, 1998 AND 1997

COMMITMENTS - Mountain States operates under a line of credit dated November 9, 1999, in the original amount of $281,250. Interest payments are due monthly on the ninth of each month, payable at 9.75% of the unpaid outstanding principal balance of each advance. The loan is due in full on November 9, 2001. At December 31, 1999, Mountain States had available $281,250 for advances.

CONTINGENCIES -On January 21, 2000, the State of Texas Securities Board entered into an Administrative Order against Mountain States assessing a $30,000 administrative fine for the sale of unregistered securities in Texas in the form of promissory notes. Mountain States had sold those notes during 1999 by placing advertisements in publications of general circulation in Texas. As of the date of these financial statements, the order has been executed by all of the parties and Mountain States has paid the fine. Included in the 1999 financial statements is an accrual of $30,000 for this fine.

NOTE 10 - OTHER

On December 31, 1999, Mountain States converted certain promissory notes to equity and issued 409,090 shares of preferred stock at $1.00 per share, or $409,090, thereby changing its tax status from an "S" Corporation to a "C" Corporation. Mountain States has adopted the provision of SFAS No. 109, "Accounting for Income Taxes," and will account for income taxes under these provisions effective January 1, 2000. Under SFAS No. 109, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse.

                           [BACK COVER OF PROSPECTUS]



     Until _________ (date), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF OFFICERS AND DIRECTORS

     The officers and directors of Mountain States are subject to an indemnification as stated in the articles of incorporation and bylaws which would insure or indemnify them in any manner against liability which they may incur in their capacities as such.

     Mountain States' Articles of Incorporation provide that no director shall be liable to Mountain States or its stockholders for monetary damages or for any action taken or any failure to take any action as a director. The Articles continue that the indemnification of directors shall be mandatory to the fullest extent permitted by law. Generally, Arizona statutory law permits indemnification of an officer or director if such individual acted in good faith and, with respect to conduct in an official capacity, in a manner he or she reasonably believed to be in the best interests of the corporation and in all other cases, at least not opposed to the corporation's best interests. In addition, with respect to any criminal action or proceeding, the director or officer must have had no reasonable cause to believe his or her conduct was unlawful. A corporation may never indemnify any director who is adjudged liable to the corporation or who is adjudged, regardless of the nature of the proceeding, liable on the basis that the director received an improper personal benefit. Unless a corporation's articles of incorporation provide otherwise, a corporation must indemnify a director or officer who is the prevailing party on the merits or otherwise for the director's or officer's reasonable expenses in the defense of a proceeding to which the director or officer was a party because he or she is or was a director or officer of the corporation.

     Mountain States has not entered into any agreement with its current directors and executive officers pursuant to which it is obligated to indemnify those persons. At present, Mountain States is not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent of Mountain States in which indemnification would be required or permitted. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the registrant, pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the expenses, other than underwriting discounts and commissions, borne by the registrant in connection with the issuance and distribution of the securities offered under this registration statement:


     SEC Filing Fee .........................................    $  3,326.40
     State Filing Fees ......................................      11,422.15
     Printing and Engraving .................................       7,708.78
     Legal Fees and Expenses ................................     264,774.99
     Accounting Fees and Expenses ...........................      21,880.00
     Trustee Fees ...........................................       7,500.00
     Miscellaneous ..........................................       3,157.00
                                                                 -----------
     Total ..................................................    $319,769.32
                                                                 ===========

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

SERIES A PREFERRED STOCK

                           DATE OF       CLASS OF        NO. OF     CONSIDERATION
SHAREHOLDER NAME          ISSUANCE      SECURITIES       SHARES         PAID             EXEMPTION
----------------          --------      ----------       ------         ----             ---------
Cledis Weatherford and     12/31/99       Series A       294,829       $294,829     Patricia Weatherford
4(2) Non-public Sale                     Preferred
                                           Stock

Michael Casey             12/31/99       Series A        29,261         $29,261     4(2) Non-public Sale
                                         Preferred
                                           Stock

Vivian Collins            12/31/99       Series A        85,000         $85,000     4(2) Non-public Sale
                                         Preferred
                                           Stock

     The Series A preferred shares listed above were issued by Mountain States pursuant to a 4(2) exemption from registration under the Securities Act of 1933. Mountain States satisfied the requirements of the general non-public offering 4(2) exemption because: (1) Mountain States made no general solicitation or offer to sell the securities, (2) each of the three investors is either a family member or close friend of Mountain States' chief executive officer and President, (3) both the Weatherfords and Michael Casey were in the used automobile business and were familiar with Mountain States' business, and (4) all investors received a preliminary draft of this Form SB-2 with financials, substantially providing the information required in Part I.

PROMISSORY NOTES

                                    ORIGINAL DATE       PRINCIPAL        MONTHLY         ANNUAL
     NOTE HOLDER NAME                OF ISSUANCE         AMOUNT       INTEREST RATE   INTEREST RATE
     ----------------                -----------         ------       -------------   -------------
James Stefanski                        6/10/98         $  7,800.00        2.00%          24.00%
Dan E. Trampe                          7/21/98         $ 50,000.00        1.50%          18.00%
H.G. Lieberman                         1/18/99         $ 25,000.00        1.50%          18.00%
Joyce A. Lees                          1/22/99         $  5,000.00        1.50%          18.00%
Henry G. Johnson                       2/1/99          $  6,000.00        1.34%          16.08%
Larry J. Reisig                        2/12/99         $ 40,000.00        1.50%          18.00%
Lois M. Christman-Maring               3/1/99          $ 20,000.00        1.50%          18.00%
Judy M. Johnson                        4/1/99          $ 12,000.00        1.50%          18.00%
Katrina C. Jeppsen                     4/10/99         $100,000.00        1.50%          18.00%
Becky Olson                            4/16/99         $100,000.00        1.50%          18.00%
Doris Armstrong and/or                 4/28/99         $  7,000.00        1.50%          18.00%
Becky Olson                            5/1/99          $ 50,000.00        1.50%          18.00%
Lois Maring                            5/21/99         $ 13,500.00        1.50%          18.00%
Xel Marketing Intelligence             6/16/99         $    250.00        1.50%          18.00%
The Louis D. & Judith M. Kinney        7/1/99          $ 50,000.00        2.00%          24.00%
Keith Peterson M.D.P.C                 7/1/99          $ 25,000.00        1.50%          18.00%

                                    ORIGINAL DATE       PRINCIPAL        MONTHLY         ANNUAL
     NOTE HOLDER NAME                OF ISSUANCE         AMOUNT       INTEREST RATE   INTEREST RATE
     ----------------                -----------         ------       -------------   -------------
Drew & Christine Siler                 7/30/99         $ 50,000.00        2.00%          24.00%
Kenneth J. Bain                        8/1/99          $  5,000.00        1.50%          18.00%
Mark Collins                           8/1/99          $    750.00        2.00%          24.00%
J.A. & Connie Guerra                   8/8/99          $ 10,000.00        1.50%          18.00%
FBO Connie A. Guerra                   8/10/99         $ 20,000.00        1.50%          18.00%
Russell or Michelle Bay                8/19/99         $ 10,000.00        1.50%          18.00%
FBO Chad Collins                       8/19/99         $  1,626.43        1.50%          18.00%
Larry Dockall                          8/23/99         $  5,000.00        1.50%          18.00%
Lyle E. & Delores A. Spiering          8/30/99         $ 25,000.00        1.50%          18.00%
J & J Byrnes Associates, Inc.          8/30/99         $ 50,000.00        1.50%          18.00%
Betty Blacker                          9/1/99          $ 20,000.00        1.50%          18.00%
FBO Thomas E. Stelmar Sr               9/1/99          $ 11,428.42        1.50%          18.00%
Joan Star                              9/1/99          $ 30,000.00        1.50%          18.00%
Daryl Krauter                          9/1/99          $  5,000.00        1.50%          18.00%
Louis D. & Judith M. Kinney            9/8/99          $ 50,000.00        2.00%          24.00%
Michael D. & Lynne A. Dittmore         9/8/99          $100,000.00        1.50%          18.00%
FBO Don Schrader                       9/9/99          $ 50,000.00        1.50%          18.00%
Paul J. Koster                         9/10/99         $  5,000.00        1.50%          18.00%
Paul A. Reinhardt                      9/10/99         $  5,000.00        1.50%          18.00%
Barry and Debbie Hirst                 9/10/99         $  5,000.00        1.50%          18.00%
Chris Cope                             9/13/99         $ 25,000.00        1.50%          18.00%
George H. Hargrave Revocable Trust     9/14/99         $ 50,000.00        1.50%          18.00%
Howard and/or Brenda Schwartz          9/15/99         $ 25,000.00        1.50%          18.00%
Cindi Smith                            9/17/99         $ 90,000.00        0.92%          11.04%
The Austin Family Trust                10/1/99         $ 25,000.00        1.17%          14.04%
Claudia Brunner                        10/1/99         $  5,000.00        1.50%          18.00%
Charlie Ruffing & M. Carol Parker      10/1/99         $ 20,000.00        1.50%          18.00%
Lee and/or Shawn Joseph                10/5/99         $ 25,000.00        1.50%          18.00%
Mark and Karen Turk                    10/6/99         $ 50,000.00        1.50%          18.00%
Oliver Trampe                          12/1/99         $ 75,000.00        1.50%          18.00%

     The promissory notes listed above all had nine-month maturity dates. Some of the notes have since been rolled into new nine-month notes with the same interest rate, and some of the notes have been repaid in full by Mountain States. Almost all of these "outstanding" or "pre-existing" notes, including notes that at their maturity were rolled into new notes, were subject of the rescission offer extended to all holders of such notes.

ITEM 27. EXHIBITS

     See "Exhibit Index," following the signature page, which is incorporated in this Registration Statement by reference.

ITEM 28. UNDERTAKINGS

     The undersigned registrant undertakes that:

          (1) RULE 415 OFFERING. If the small business issuer is registering securities under Rule 415 of the Securities Act, that the small business issuer will:

               (a) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                    (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                    (iii) Include any additional or changed materialinformation on the plan of distribution.

               (b) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial BONA FIDE offering.

               (c) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

          (2) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant according to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time the Commission declared it effective.

          (3) For determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

          (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, Mountain States Capital, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2, and has authorized this amended registration statement to be signed on its behalf by the undersigned in the City of Phoenix, State of Arizona, on May ___, 2001.

                                        MOUNTAIN STATES CAPITAL, INC.


                                        By: /s/ Kim Collins
                                            ------------------------------------
                                            Kim Collins


                      CHIEF EXECUTIVE OFFICER AND DIRECTOR

     In accordance with the requirements of the Securities Act of 1933, this amended registration statement was signed by the following persons in the capacities and on the dates indicated.

     Person                           Title                            Date
     ------                           -----                            ----

/s/ Kim Collins            Chief Executive Officer and             May ___, 2001
----------------------     Director (Principal Executive
Kim Collins                Officer)


/s/ Chad Collins           President, Secretary, Treasurer and     May ___, 2001
----------------------     Director (Principal Financial
Chad Collins               Officer)

                         MOUNTAIN STATES CAPITAL, INC.

              EXHIBIT INDEX TO REGISTRATION STATEMENT ON FORM SB-2


Exhibit No.                      Description
-----------                      -----------

  1.1*        Heritage West Broker Dealer Agreement.

  1.2** Separate Escrow Account Agreement Between Heritage West Securities, Inc. and Mountain States Capital, Inc.

  3.1* Amended and Restated Articles of Incorporation of Mountain States Capital, Inc., as filed December 28, 1999.

  3.2** Articles of Incorporation of Mountain States Capital Inc., as filed March 13, 1997.

  3.3**       Bylaws of Mountain States Capital, Inc., as adopted August
              31, 1998.

  4.1*        Statement of Mountain States Capital, Inc. Pursuant to
              Section 10-602 Designating Preferred Stock.

  4.2**       Trust Indenture.

  5.1**       Legality Opinion of Quarles & Brady LLP.

  5.1A****    Legality Opinion of Jeffrey G. Williams, P.C.

  5.2**       Tax Opinion of Quarles & Brady LLP.

  5.2A****    Tax Opinion of Jeffrey G. Williams, P.C.

  10.1*       Form of Outstanding Note.

  10.2*       Form of Monthly Payment (New) Note.

  10.3*       Form of Accrual (New) Note.

  10.4*       Trust Indenture (included in Exhibit 4.2).

  10.5**      Promissory Note

  23.1****    Consent of Clancy & Co., P.L.L.C.

  23.2**      Consent of Quarles & Brady LLP (included in Exhibit 5.1).

  23.2A****   Consent of Jeffrey G. Williams, P.C. (included in Exhibit 5.1A).

  23.3**      Consent of Quarles & Brady LLP for tax opinion (included in
              Exhibit 5.2)

  23.3A****   Consent of Jeffrey G. Williams, P.C. for tax opinion (included in
              Exhibit 5.2A)

  25.1*       Statement of Eligibility of U.S. Bank Trust (Form T-1).

  27.1****    Financial Data Schedule.

----------
* Filed previously with original registration statement on May 12, 2000, and incorporated by reference in this Amendment.
** Filed previously with a pre-effective Amendment of the registration statement filed July 7, 2000, August 18, 2000, or November 15, 2000, and incorporated by reference in this Amendment.
*** Filed previously with post-effective Amendment No. 1 of the registration statement on February 22, 2001, and incorporated by reference in this Amendment.
**** Filed with this Post-Effective Amendment No. 2.


                                      S-1